SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.   )

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VENTAS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10350 Ormsby Park Place

Suite 300

Louisville, Kentucky 40223

(502) 357-9000

April 5, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 11:00 a.m., local time on Friday, May 21, 2004, at The Ritz-Carlton Chicago, 160 East Pearson Street at Water Tower Place, Chicago, Illinois 60611.

The Board of Directors appreciates your interest in the Company. Regardless of whether you plan to attend the meeting, it is important that your shares are represented. Please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

Sincerely,

Debra A. Cafaro

Chairman of the Board, Chief Executive Officer and President

10350 Ormsby Park Place

Suite 300

Louisville, Kentucky 40223

(502) 357-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Ventas, Inc.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Ventas, Inc. (the “Company”) will be held at 11:00 a.m., local time on Friday, May 21, 2004, at The Ritz-Carlton Chicago, 160 East Pearson Street at Water Tower Place, Chicago, Illinois 60611, to consider and vote on:

1.	The election of directors for the ensuing year;

2.	The ratification of the selection of Ernst & Young LLP as the independent auditors for fiscal year 2004;

3.	The adoption of the 2004 Stock Plan for Directors, which is an amendment and restatement of the 2000 Stock Option Plan for Directors; and

4.	Such other business as may properly come before the Annual Meeting or any adjournments thereof.

The close of business on March 24, 2004 has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose reasonably related to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company’s principal executive offices located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky. Your attention is directed to the proxy statement accompanying this notice.

You are cordially invited to attend the Annual Meeting in person. EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. This will not prevent you from voting your shares in person if you choose to attend the Annual Meeting.

By Order of the Board of Directors,

T. Richard Riney

Executive Vice President, General Counsel and Corporate Secretary

Louisville, Kentucky

April 5, 2004

VENTAS, INC.

10350 Ormsby Park Place

Suite 300

Louisville, Kentucky 40223

(502) 357-9000

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

May 21, 2004

GENERAL INFORMATION

The Annual Meeting of Stockholders (the “Annual Meeting”) of Ventas, Inc. (the “Company”) will be held at 11:00 a.m., local time on Friday, May 21, 2004, at The Ritz-Carlton Chicago, 160 East Pearson Street at Water Tower Place, Chicago, Illinois 60611. This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) to be used at the Annual Meeting and at any adjournments thereof.

Only stockholders of record at the close of business on March 24, 2004 are entitled to vote at the Annual Meeting or any adjournments thereof. On the record date, 83,829,577 shares of the Company’s common stock, par value $.25 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the owner to one vote. However, certain shares designated as “Excess Shares” pursuant to the Company’s Certificate of Incorporation (which are generally any shares owned in excess of 9% of the Company’s outstanding Common Stock) may not be voted by the record owner thereof, but will instead be voted in accordance with Article XII of the Certificate of Incorporation.

A majority of the outstanding shares of Common Stock present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. The vote of a plurality of the outstanding shares of Common Stock present in person or by proxy will be necessary to elect the director-nominees listed in this Proxy Statement. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy will be necessary to approve all other proposals and matters that may come before the Annual Meeting for stockholder consideration. Abstentions and proxies relating to “street name” shares for which brokers have not received voting instruction from the beneficial owner (“Broker Non-Votes”) are counted in determining whether a quorum is present. In the election of directors, the nominees receiving the highest number of votes will be elected. Therefore, abstentions or Broker Non-Votes for a director-nominee will have no effect. With respect to any matters submitted to the stockholders for their consideration, other than the election of directors, abstentions will have the same effect as votes against any such proposal, whereas Broker Non-Votes will have no effect in determining whether any such proposal has been approved by the stockholders.

The Company intends to first distribute this Proxy Statement and the materials accompanying it on or about April 5, 2004. If the enclosed proxy card is properly signed, returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the proxy will be voted (i) in favor of the nominees for director named in this Proxy Statement, (ii) in favor of the ratification of the selection of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent auditors for the Company’s fiscal year 2004, (iii) in favor of the adoption of the 2004 Stock Plan for Directors, which is an amendment and restatement of the 2000 Stock Option Plan for Directors, and (iv) in the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting.

A person giving the enclosed proxy has the power to revoke it at any time before it is exercised. However, such revocation must be made in writing and received by the General Counsel of the Company at the Company’s principal executive offices located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223 at or before the time and date of the Annual Meeting. A stockholder may also attend the Annual Meeting and vote in person, in which event any prior proxy given by the stockholder will be revoked automatically. No dissenters’ or appraisal rights are available with respect to the proposals presently being submitted to the stockholders for their consideration.

The cost of soliciting proxies by the Board of Directors will be borne by the Company. Such solicitation will be made by mail and in addition may be made personally or by telephone by directors, officers and employees of the Company, none of whom will receive additional compensation for these services. The Company may engage a third party investor relations firm, including Corporate Communications, Inc., to solicit proxies by telephone and mail for a customary fee. Forms of proxies and proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of Common Stock. The Company will reimburse such parties for their reasonable out-of-pocket expenses incurred in connection with the distribution.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors currently consists of six directors, all of whom the Board of Directors has nominated upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating and Governance Committee”) to be elected as directors at the Annual Meeting. Each director elected at the Annual Meeting will serve, subject to the provisions of the Company’s bylaws, until his or her successor is duly elected and qualified. The names of the nominees proposed for election as directors, together with certain information concerning the nominees, are set forth below:

Nominees for directors

DEBRA A. CAFARO (age 46) joined the Company as Chief Executive Officer and President on March 5, 1999. Ms. Cafaro was appointed Chairman of the Board effective January 28, 2003. From April 1997 to May 1998, she served as President and Director of Ambassador Apartments, Inc. (NYSE: AAH), a real estate investment trust (“REIT”). Ms. Cafaro was a founding member of the Chicago law firm Barack Ferrazzano Kirschbaum Perlman & Nagelberg, specializing in real estate, finance and corporate transactions. From 1988 to 1992 Ms. Cafaro served as an Adjunct Professor of Law at Northwestern University Law School. Ms. Cafaro is admitted to the Bar in Illinois and Pennsylvania. She is a member of the Board of Governors of National Association of Real Estate Investment Trusts (“NAREIT”), the Visiting Committee of the University of Chicago Law School and a Chapter Director of the National Association of Corporate Directors. (1)(2)

DOUGLAS CROCKER II (age 63) has been a director of the Company since September 1998. Mr. Crocker has served as Vice Chairman of the Board of Trustees of Equity Residential Properties Trust (NYSE: EQR) (“EQR”), the nation’s largest apartment real estate investment trust since January 2003. Mr. Crocker served as Trustee and Chief Executive Officer of EQR from March 1993 to December 31, 2002. Mr. Crocker also served as President of EQR from March 1993 until April 2002. Mr. Crocker has been President and Chief Executive Officer of First Capital Corporation, a sponsor of public limited real estate partnerships, since December 1992 and a director of First Capital Corporation since January 1993. Mr. Crocker also served as Executive Vice President of Equity Financial and Management Company, a subsidiary of Equity Group Investments, Inc. (“EGI”), which provides strategic direction and services for EGI’s real estate and corporate activities, from November 1992 until March 1997. Mr. Crocker has also served as a director of Wellsford Real Properties, Inc. (AMEX: WRP), a real estate merchant banking firm, since June 1997, Prime Group Realty Trust (NYSE: PGE), a real estate investment trust that owns and operates office and industrial properties, since September 2002, Acadia Realty Trust (NYSE:AKR), a real estate investment trust that owns and operates shopping centers, since November 2003 and Reckson Associates Realty Corp (NYSE:RA), an office and industrial real estate investment trust, since February 25, 2004. Mr. Crocker has been nominated to stand for election to the Board of Directors of Post Properties, Inc. (NYSE: PPS), an Atlanta-based real estate investment trust, at its Annual Meeting of Shareholders on May 27, 2004. (1)(2)(3)(4)

RONALD G. GEARY (age 56), an attorney and certified public accountant, has served as a director of the Company since May 1, 1998. Mr. Geary has served as a director and President of ResCare, Inc. (NASDAQ:RSCR) (“ResCare”), a provider of residential training and support services for persons with developmental disabilities and certain vocational training services, since February 1990 and as Chief Executive Officer of ResCare since 1993. Since June 1998, Mr. Geary also has served as Chairman of the Board of ResCare. Prior to becoming Chief Executive Officer, Mr. Geary was Chief Operating Officer of ResCare from 1990 to 1993. (1)(2)(4)

JAY M. GELLERT (age 50) joined the Company as a director on September 10, 2001. Since 1998, Mr. Gellert has been President and Chief Executive Officer of Health Net, Inc. (formerly known as Foundation Health Systems, Inc.) (NYSE:HNT) (“Health Net”), an integrated managed care organization which administers the delivery of managed healthcare services. Mr. Gellert has served on the Board of Directors of Health Net since February of 1999. Previously, Mr. Gellert was President and Chief Operating Officer of Health Net from May 1997 until August 1998 and from April 1997 to May 1997, Mr. Gellert served as Executive Vice President and Chief Operating Officer of Health Net. From June 1996 to March 1997, Mr. Gellert served as President and Chief Operating Officer of Health Net, then operating as Health Systems International, Inc. (“HSI”), a health maintenance organization. He served on the Board of Directors of HSI from June 1996 to April 1997. Prior to joining HSI, Mr. Gellert directed strategic advisory engagements for Shattuck Hammond Partners. Mr. Gellert serves on the boards of the American Association of Health Plans and Miavita, Inc. (1)(4)(5)

SHELI Z. ROSENBERG (age 62) has been a director of the Company since January 26, 2001. Ms. Rosenberg was Vice Chairman of Equity Group Investments, LLC (“EGI, LLC”), an investment company, from January 1, 2000 until October 1, 2003 and Chief Executive Officer and President of EGI, LLC from January 1, 1999 until January 1, 2000. From November 1994 until 1999, Ms. Rosenberg served as Chief Executive Officer, President and a director of EGI, an owner, manager and financier of real estate and corporations. Ms. Rosenberg was a principal in the law firm of Rosenberg & Liebentritt, P.C. from 1980 to 1997. Ms. Rosenberg is also a trustee of EQR, an apartment REIT, and Equity Office Properties Trust (NYSE:EOP), an office building REIT. Ms. Rosenberg is a director of Manufactured Home Communities, Inc. (NYSE:MHC), a manufactured home community REIT, CVS Corporation (NYSE:CVS), a drug store chain and Cendant Corporation (NYSE:CD), a provider of travel related, real estate related and direct marketing consumer and business services. Ms. Rosenberg is co-founder and President of The Center for Executive Women at the Kellogg School of Management. (3)(5)

THOMAS C. THEOBALD (age 66) joined the Company as a director on June 4, 2003. Mr. Theobald has served as a Managing Director at William Blair Capital Partners, a Chicago-based investment firm, since September 1994. From July 1987 to August 1994, Mr. Theobald was Chairman and Chief Executive Officer of Continental Bank Corporation, a bank holding company. Prior to that, he worked at Citicorp/Citibank from 1960 to 1987, rising to the level of Vice Chairman. He currently serves on the Boards of Directors of Anixter International, Inc. (NYSE: AXE), a supplier of electrical apparatus and equipment, Columbia Funds, a mutual fund group, THE MONY Group Inc. (NYSE: MNY), a provider of insurance, investments and brokerage products and services, and Jones Lang LaSalle Incorporated (NYSE: JLL), a real estate services and investment management firm. Mr. Theobald is also a director of the MacArthur Foundation, a Life Trustee of Northwestern University and a director of the Board of Dean’s Advisors at Harvard Business School. (3)(5)

The information given in this Proxy Statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of such nominees, except to the extent certain information appears in the Company’s records. Directors’ ages are given as of April 1, 2004.

(1)	Member of the Executive Committee, of which Mr. Gellert is the Chair.
(2)	Member of the Investment Committee, of which Ms. Cafaro is the Chair.
(3)	Member of the Executive Compensation Committee (the “Compensation Committee”), of which Ms. Rosenberg is the Chair.
(4)	Member of the Audit and Compliance Committee (the “Audit Committee”), of which Mr. Crocker is the Chair.
(5)	Member of the Nominating and Governance Committee, of which Ms. Rosenberg is the Chair.

The information regarding the Directors’ Committee membership is as of April 1, 2004.

The Board of Directors has affirmatively determined that all directors nominated for election at the Annual Meeting are independent of the Company and its management and qualify as independent under the rules of the New York Stock Exchange (the “NYSE”), except for Ms. Debra A. Cafaro, who, as the Company’s Chairman of the Board, Chief Executive Officer and President, is not independent under the rules of the NYSE. The Board’s determination was based on a review conducted on March 4, 2004, pursuant to which each director’s independence was evaluated on a case-by-case basis. The Board considered any matters that could affect the ability of each outside director to exercise independent judgment in carrying out his or her responsibilities as a director, including all transactions and relationships between, on one hand, each such director, the director’s family members and organizations with which the director or the director’s family members have an affiliation, and, on the other hand, the Company, its subsidiaries and its management. Any such matters were evaluated both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation. The Board of Directors has concluded that none of the directors (other than Ms. Cafaro) has a material relationship with the Company. Each director abstained from the vote pertaining to the determination of his or her independence.

In evaluating Mr. Geary’s independence, the Board considered the relationship between the Company and ResCare pursuant to the Master Lease described under “Certain Relationships and Related Transactions—Transactions with ResCare” and has determined that such relationship is not material to Mr. Geary, ResCare or the Company from a financial perspective or otherwise. The total annual payments made to the Company under the Master Lease constitute less than one-tenth of one percent (0.1%) of the annual gross consolidated revenues of ResCare, and less than one-half of one percent (0.5%) of the annual gross consolidated revenues of the Company. Further, the Board of Directors believes that the terms of the Master Lease represent market rates. The Board of Directors does not believe this relationship will affect the ability of Mr. Geary to exercise independent judgment in carrying out his responsibilities as a director of the Company. In evaluating Mr. Crocker’s independence, the Board considered certain provisions of Ms. Cafaro’s employment agreement described under “Employment and Other Agreements—Employment Agreement: Cafaro” that entitle Ms. Cafaro and Mr. Crocker to jointly designate a person to be nominated to serve as a director. The Board has determined that this arrangement will not affect the ability of Mr. Crocker to exercise independent judgment in making such designation or otherwise carrying out his responsibilities as a Director because Mr. Crocker is under no obligation under such provisions to designate a director that does not meet the criteria that he deems appropriate for such a designee, and any director, if appointed, will need to be re-nominated and re-elected by the Company’s stockholders at each annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES. SHARES OF COMMON STOCK OF THE COMPANY COVERED BY PROXIES EXECUTED AND RECEIVED IN THE ACCOMPANYING FORM WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES, UNLESS OTHERWISE SPECIFIED ON THE PROXY.

The Board of Directors does not contemplate that any of the nominees will be unable to accept election as a director. However, in the event that one or more nominees are unable or unwilling to accept or are unavailable to serve, the persons named in the proxies or their substitutes will have authority, according to their judgment, to vote or refrain from voting for other individuals as directors.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

During 2003, the Board of Directors held a total of eight meetings, including four regular meetings and four special meetings. After each of its four regular quarterly meetings, the Board of Directors met in executive session, outside the presence of management. The non-management members of the Board of Directors are expected to meet in executive session outside the presence of management at a minimum, at each of the regularly scheduled quarterly Board of Directors meetings. In January of 2003, the Board of Directors established a Presiding Director position whose duties include chairing the executive sessions of the non-management members of the Board of Directors. The Presiding Director must be an independent member of the Board of Directors. Mr. Crocker was appointed by the Board of Directors to serve as the Presiding Director until the next Annual Meeting of the Stockholders of the Company and until his successor has been elected or until his earlier resignation, removal from office or death.

It is the Company’s policy that all directors should attend the Company’s Annual Meeting of Stockholders. Four out of the five directors standing for reelection at the 2003 Annual Meeting of Stockholders (the “2003 Annual Meeting”) attended the 2003 Annual Meeting. The director who was standing for reelection and did not attend is the chief executive officer of, and serves on the board of directors of, another public company that held its annual meeting on the same day as the 2003 Annual Meeting and attended such other company’s annual meeting.

Stockholders of the Company and other parties interested in communicating directly with the Board of Directors may do so by writing to Board of Directors, Ventas, Inc., c/o Corporate Secretary, 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223 or by submitting an e-mail to the Board of Directors at bod@ventasreit.com. Communications sent to the Company addressed to the Board of Directors are screened by the Corporate Secretary for appropriateness before either forwarding to or notifying the members of the Board of Directors of receipt of a communication. Additionally, stockholders of the Company and other parties interested in communicating directly with the Presiding Director of the Board of Directors or with the non-management directors as a group may do so by writing to Presiding Director, Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223 or by submitting an e-mail to the independent members of the Board of Directors at independentbod@ventasreit.com.

The Company has an Executive Committee, Compensation Committee, Audit Committee, Nominating and Governance Committee and Investment Committee.

The Compensation Committee held three meetings in 2003. The Compensation Committee is comprised of Ms. Sheli Z. Rosenberg (Chair) and Messrs. Douglas Crocker II and Thomas C. Theobald. The Board of Directors has determined that each member of the Compensation Committee is independent and meets the definition of independence adopted by the NYSE. The functions of the Compensation Committee are to establish annual salary levels, approve fringe benefits and administer the 2000 Incentive Compensation Plan and other compensation plans or programs for executive officers of the Company. The Compensation Committee’s compensation decisions for the Company’s Chief Executive Officer are subject to the review and approval of the independent members of the Board of Directors. A copy of the Charter of the Compensation Committee is available on the Company’s website at www.ventasreit.com.

The Audit Committee held four meetings during 2003. The Audit Committee is comprised of Messrs. Douglas Crocker II (Chair), Jay M. Gellert and Ronald G. Geary. The Board of Directors has determined that each member of the Audit Committee is independent and satisfies the independence standards of the Sarbanes-Oxley Act of 2002 and related rules and regulations of the SEC and the listing standards adopted by the NYSE, including the additional independence requirements for audit committee members. The Board of Directors has also determined that each member of the Audit Committee is financially literate and qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission (the “Commission”).

The Audit Committee assists Board oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and the independence and the performance of the Company’s internal audit function and independent auditors. Among other things, the Audit Committee prepares the report required by Commission rules to be included in the Company’s annual proxy statement; annually reviews its charter and the performance of the Audit Committee; appoints and evaluates the Company’s independent auditors, subject to stockholder ratification; compensates, retains and oversees the work of the independent auditor (including the resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; reviews and approves the annual audited financial statements and quarterly financial statements, and other reports and statements filed with the Commission of the Company and its subsidiaries; approves all audit services and permitted non-audit services (including the fees and terms thereof); reviews significant issues concerning the Company’s financial statements, regulatory and accounting initiatives and the Company’s internal controls; reviews quarterly reports from the independent auditors on all critical accounting policies to be used, alternative treatment of financial information and other material written communications between the independent auditor and management; reviews the Company’s earnings press releases, as well as any financial information and earnings guidance provided to analysts and ratings agencies; reviews the Company’s risk exposures, including the Company’s risk assessment and risk management policies and guidelines; reviews disclosures by the Company’s Chief Executive Officer and Chief Financial Officer about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls; discusses with the independent auditor any problems relating to the conduct of the audit and management’s response thereto; reviews and evaluates the qualifications, performance and independence of the independent auditor, including the lead partner of the independent auditor team; annually reviews a report from the independent auditor regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company; oversees the Company’s internal audit function; reviews conflicts of interest and similar matters involving a director or officer of the Company; establishes procedures for the receipt, retention and treatment of complaints concerning financial matters; reviews correspondence with regulators or governmental agencies and any published reports concerning the Company’s financial statements; and reviews accounting and financial personnel. The Audit Committee maintains free and open communication with the Board of Directors, the independent auditors, the internal auditors and the financial management.

A more complete description of the functions of the Audit Committee is set forth in the Audit Committee’s written charter, which is included as Annex A to this Proxy Statement and can also be found on the Company’s website at www.ventasreit.com.

The Executive Committee held no meetings during 2003. The Board of Directors has delegated to the Executive Committee the power to direct the management of the business and affairs of the Company in emergency situations during the intervals between meetings of the Board (except for matters reserved to the Board and other committees of the Board).

The Nominating and Governance Committee held three meetings during 2003. The Nominating and Governance Committee is comprised of Ms. Sheli Z. Rosenberg (Chair) and Messrs. Jay M. Gellert and Thomas C. Theobald. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent and meets the definition of independence adopted by the NYSE. The Nominating and Governance Committee identifies individuals qualified to become members of the Board; selects, or recommends to the Board for selection, director nominees; oversees the Board and Board committees; develops and recommends to the Board a set of corporate governance guidelines and the corporate code of ethics; and generally advises the Board on corporate governance and related matters. Other specific authority and responsibilities of the Nominating and Governance Committee include establishing or approving the criteria for

Board membership; making recommendations to the Board regarding its size, composition and tenure of directors; reviewing stockholder proposals and proposed responses; advising the Board on appropriate structure and operations of all committees of the Board, including committee member qualifications; reviewing and recommending to the Board committee assignments and additional committee members to fill vacancies as needed; reviewing and recommending to the Board the amount and types of compensation to be paid to the Company’s outside directors; annually reviewing with the Board succession planning with respect to the Chief Executive Officer and the other executive officers of the Company; periodically reviewing the Company’s policies and procedures, including without limitation the corporate governance guidelines and the corporate code of ethics, as it deems appropriate, and recommending any changes or modifications to the Board for approval; developing, implementing, reviewing and monitoring an orientation program for new directors as well as a continuing education program for existing directors; monitoring developments, trends and best practices in corporate governance and taking such actions in accordance therewith, as it deems appropriate; and overseeing, as it deems appropriate, an evaluation process of the Board and each of the Board committees as well as an annual self-performance evaluation. The Nominating and Governance Committee has the authority to form subcommittees of independent directors and delegate its authority, to the extent not otherwise inconsistent with its obligations and responsibilities. A copy of the charter of the Nominating and Governance Committee is available on the Company’s website at www.ventasreit.com.

The Company’s Guidelines on Governance set forth the process by which the Nominating and Governance Committee identifies and evaluates nominees for Board membership. Under this process, the Nominating and Governance Committee considers and recommends to the Board of Directors a slate of directors for election at the Company’s Annual Meeting of Shareholders. In selecting such slate, the Nominating and Governance Committee considers (i) incumbent members of the Board of Directors who have indicated a willingness to continue to serve on the Board of Directors, (ii) candidates, if any, nominated by the Company’s stockholders, and (iii) other individuals as determined by the Nominating and Governance Committee. Additionally, if at any time during the year a seat on the Board of Directors becomes vacant or a new seat is created, the Nominating and Governance Committee recommends a candidate to the Board for appointment. The Nominating and Governance Committee evaluates each candidate considering, among other things, the minimum criteria set forth below and any additional qualities that the Nominating and Governance Committee believes one or more directors should possess, based on an assessment of the perceived needs of the Board at that time. Other than the minimum criteria, no single factor is necessarily dispositive of whether a candidate will be recommended by the Nominating and Governance Committee. The Nominating and Governance Committee will consider individuals recommended for nomination by the stockholders of the Company in accordance with the procedures described under “Stockholder Proposals.”

The Nominating and Governance Committee will not recommend a nominee for a position on the Board of Directors unless the nominee possesses specific, minimum qualifications, whether such nominee was recommended by a shareholder or group of shareholders, or otherwise. Under these criteria, nominees for membership on the Board of Directors must: (i) have demonstrated management or technical ability at high levels in successful organizations; (ii) be currently employed in positions of significant responsibility and decision-making; (iii) have experience relevant to the Company’s operations, such as real estate, real estate investment trusts, healthcare, finance or general management; (iv) be well-respected in their business and home communities; (v) have time to devote to Board duties; and (vi) be independent from the Company and its management (other than the Company’s Chief Executive Officer).

The Company has on occasion in the past employed third parties to assist the Company in identifying potential candidates based on specific criteria provided to such third parties by the Company, which included the qualifications then required by the Company for nomination to the Board of Directors. The Company may employ such third parties on similar or other terms in the future.

The Investment Committee held two meetings during 2003. The function of the Investment Committee is to review and approve investments in, or acquisitions, of healthcare-related or senior housing facilities.

EXECUTIVE OFFICERS OF THE REGISTRANT

Set forth below are the names, ages (as of April 1, 2004) and present and past positions of the persons who are the current executive officers of the Company.

Name	Age	Position
Debra A. Cafaro	46	Chairman of the Board, President and Chief Executive Officer
T. Richard Riney	46	Executive Vice President, General Counsel and Corporate Secretary
Richard A. Schweinhart	54	Senior Vice President and Chief Financial Officer
Raymond J. Lewis	39	Senior Vice President and Chief Investment Officer

Ms. Cafaro’s biography is set forth above under “Election of Directors.”

T. Richard Riney has served as Executive Vice President, General Counsel and Corporate Secretary of the Company since May 1998. He served as Transactions Counsel of Vencor, Inc. from April 1996 to April 1998. From May 1992 to March 1996, Mr. Riney was a partner of Hirn, Reed & Harper, a law firm based in Louisville, Kentucky, where his areas of concentration were real estate and corporate finance. Mr. Riney is a member of NAREIT.

Richard A. Schweinhart has served as Senior Vice President and Chief Financial Officer of the Company since December 2002, after serving as a full time consultant to the Company since May 2002. From September 1998 to February 2002, Mr. Schweinhart was Senior Vice President and Chief Financial Officer for Kindred. As of February 23, 2004, Mr. Schweinhart owned a total of 18,017 shares of common stock in Kindred. During the Company’s fiscal year ended December 31, 2003, the Company derived revenues of $183.2 million or 94.3% of its total real estate revenues from Kindred. Kindred filed for protection under Chapter 11 of the U.S. Bankruptcy Code on September 13, 1999 and emerged from bankruptcy pursuant to a plan of reorganization on April 20, 2001. Prior to that, Mr. Schweinhart was a Senior Vice President of Finance for Columbia/HCA Healthcare Corporation (“Columbia”) and was Chief Financial Officer at Galen Health Care, Inc. prior to its acquisition by Columbia. Previously, Mr. Schweinhart was a Senior Vice President of Finance at Humana Inc. He is a Certified Public Accountant and started his professional career with the Louisville office of the international accounting firm of Coopers & Lybrand (now known as PricewaterhouseCoopers LLP).

Raymond J. Lewis has served as Senior Vice President and Chief Investment Officer of the Company since October 2002. Prior to joining the Company, Mr. Lewis was managing director of business development for GE Capital Healthcare Financial Services, a division of General Electric Capital Corporation (“GECC”), which is a subsidiary of General Electric Corporation, where he led a team focused on mergers and portfolio acquisitions of healthcare assets. Prior to that, Mr. Lewis was Executive Vice President of healthcare finance for Heller Financial, Inc. (acquired by GECC in 2001), where he had primary responsibility for healthcare lending. Mr. Lewis was Chairman of the National Investment Center for Seniors Housing and Long Term Care and currently is a member of its board of directors serving on its Executive Committee. He also served on the board of directors of the Assisted Living Federation of America. Mr. Lewis is also on the advisory board of the American Seniors Housing Association.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 15, 2004 (except as otherwise noted) by (a) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (b) each director or director-nominee of the Company, (c) all executive officers of the Company listed in the Summary Compensation Table below and (d) all of the Company’s directors and executive officers, as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)(2)		Percent of Class (1)
Debra A. Cafaro	1,407,181	(3)	1.68%
Douglas Crocker II	74,675	(4)	*
Ronald G. Geary	39,925	(5)	*
Jay M. Gellert	31,777	(6)	*
Sheli Z. Rosenberg	51,798	(7)	*
Thomas C. Theobald	12,500	(8)
Raymond J. Lewis	44,971	(9)	*
T. Richard Riney	514,152	(10)	*
Richard A. Schweinhart	33,303	(11)	*

All executive officers and directors as a group (9 persons)	2,210,282		2.64%

Cohen & Steers Capital Management, Inc.	10,354,060	(12)	12.36%

(*)	Less than 1%
(1)	Beneficial Ownership of shares for purposes of this Proxy Statement, as determined in accordance with applicable rules of the Commission, includes shares as to which a person has or shares voting power and/or investment power (whether or not vested). Each named person is deemed to be the beneficial owner of securities which may be acquired within sixty days of March 15, 2004 through the exercise of options, warrants or rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person; however, any such shares are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.
(2)	Except as set forth in the accompanying footnotes, the named persons have sole voting power and sole investment power over the shares beneficially owned by them. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right.
(3)	Includes 662,703 options which are exercisable as of or within 60 days after March 15, 2004.
(4)	Includes 37,500 options which are exercisable as of or within 60 days after March 15, 2004.
(5)	Includes 37,500 options which are exercisable as of or within 60 days after March 15, 2004.
(6)	Includes 22,500 options which are exercisable as of or within 60 days after March 15, 2004.
(7)	Includes 22,500 options which are exercisable as of or within 60 days after March 15, 2004.
(8)	Includes 7,500 options which are exercisable as of or written 60 days after March 15, 2004.
(9)	Includes 23,815 options which are exercisable as of or within 60 days after March 15, 2004.
(10)	Includes 1,300 shares held in Mr. Riney’s IRA. Also includes 238,613 options which are exercisable as of or within 60 days after March 15, 2004.
(11)	Includes 805 shares held in Mr. Schweinhart’s IRA. Excludes 800 shares held in Mr. Schweinhart’s wife’s IRA. Includes 13,803 options which are exercisable as of or within 60 days after March 15, 2004.
(12)

As of December 31, 2003, based solely on information contained in a Schedule 13G/A filed by Cohen & Steers Capital Management, Inc. (“Cohen & Steers”) on February 17, 2004 with the Commission. Cohen & Steers has sole voting power over 9,888,760 shares of Common Stock and sole dispositive power over 10,354,060 shares of Common Stock. On June 24, 2003, the Company granted a limited waiver (the “Waiver”) from the 9% ownership limitation provisions of Article XII of the Company’s Certificate of

Incorporation to Cohen & Steers. Under the Waiver, Cohen & Steers may beneficially own, in the aggregate, up to 14.0%, in number of shares or value, of the Common Stock. The address of Cohen & Steers is 757 Third Avenue, New York, NY 10017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than 10% of the Common Stock to file reports of beneficial ownership and changes in such ownership with the Commission. Based solely on a review of the copies of such reports furnished to the Company and on written representations from certain reporting persons that no Form 5 was required for such person, the Company believes that during 2003 all officers, directors and persons who own more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the compensation paid by the Company during each of the Company’s last three fiscal years to the Company’s Chief Executive Officer and the Company’s only three other executive officers at the end of the last completed fiscal year (the “Named Executive Officers”):

Summary Compensation Table 2003

Name and Principal Position	Year	Annual Compensation								Long-Term Compensation (1)			All Other Compensation ($)
		Salary ($)			Bonus ($)(2)		Other Annual Compensation ($)			Restricted Stock Award(s) ($)(3)		Securities Underlying Options/SARs (#)
Debra A. Cafaro, Chairman of the Board, Chief Executive Officer and President	2003 2002 2001	$ $ $	444,000 433,173 396,846	(4) (7)	$ $ $	1,000,000 850,000 770,000	$ $ $	1,819 2,934 1,996	(5) (5) (5)	$ $ $	710,400 1,359,996 1,232,005	142,080 198,830 173,131	$ $ $	3,899 3,825 2,550	(6) (6) (6)
T. Richard Riney, Executive Vice President, General Counsel and Secretary	2003 2002 2001	$ $ $	290,000 236,250 218,646	(8) (9)	$ $ $	435,000 337,500 313,500	$ $ $	431 409 183	(5) (5) (5)	$ $ $	232,000 360,004 585,196	48,033 52,632 82,237	$ $ $	760 720 316	(6) (6) (6)
Richard A. Schweinhart, Senior Vice President And Chief Financial Officer	2003 2002	$ $	250,000 20,833	(10)	$ $	375,000 100,000	$ $	658 77	(5) (5)	$ $	200,000 —	41,408 —	$ $	1,167 165,427	(6) (11)
Raymond J. Lewis, Senior Vice President And Chief Investment Officer	2003 2002	$ $	220,000 53,308	(12)	$ $	220,000 75,000	$ $	160 60	(5) (5)	$ $	176,000 188,920	36,439 35,000	$ $	350 100	(6) (6)

(1)	The long-term compensation amounts for 2003, 2002 and 2001 represent the long-term compensation earned by the Named Executive Officers for performance during fiscal years 2003, 2002 and 2001, respectively, which was granted to the Named Executive Officers in January 2004, 2003 and 2002, respectively, except for the long-term compensation granted to Mr. Lewis on the commencement day of his employment with the Company in 2002. Messrs. Schweinhart and Lewis were first employed by the Company in the fourth quarter of 2002.
(2)	The bonus amounts reflect compensation earned in respect of 2003, 2002, and 2001, respectively, and paid in January 2004, 2003 and 2002, respectively.

(3)	The amounts shown in the table represent the fair market value on the date of the grant of shares of restricted stock granted by the Company. The shares granted vest in three equal annual installments beginning on the date of the grant or on the first anniversary of the date of grant. Based on the closing price of $22.00 of the Common Stock on December 31, 2003, the aggregate value of all restricted securities held by the Named Executive Officers as of December 31, 2003 (excluding restricted securities granted in January 2004 for 2003 performance) is as follows:

Ms. Cafaro	$15,836,414 (719,837 shares)
Mr. Riney	$5,890,434 (267,747 shares)
Mr. Schweinhart	$0 (0 shares)
Mr. Lewis	$319,000 (14,500 shares)

Dividends, to the extent declared and paid, will be paid on restricted shares.

(4)	Represents base salary payments of $425,000 and a payment of $8,173 for unused vacation days.
(5)	Represents reimbursement for the payment of taxes relating to group term life insurance paid on behalf of the executive for the respective fiscal year.
(6)	Represents life insurance premiums paid on behalf of the executive for the respective fiscal year.
(7)	Represents base salary payments of $385,000 and a payment of $11,846 for unused vacation days.
(8)	Represents base salary payments of $225,000 and a payment of $11,250 for unused vacation days.
(9)	Represents base salary payments of $209,000 and a payment of $9,646 for unused vacation days.
(10)	Represents base salary payments for Mr. Schweinhart who was hired as Senior Vice President and Chief Financial Officer on December 2, 2002.
(11)	Represents $165,323 paid to Mr. Schweinhart as a full-time independent contractor and $104 in life insurance premiums paid on behalf of Mr. Schweinhart.
(12)	Represents base salary payments for Mr. Lewis who was hired as Senior Vice President and Chief Investment Officer on September 30, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning options to purchase shares of Common Stock granted to the Named Executive Officers during 2003 (excludes the options granted to the Named Executive Officers in January 2004 for 2003 performance):

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2003	Date of Grant	Exercise Price Per Share (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
							5% ($)	10%($)
Debra A. Cafaro	198,830	(3)	68.2%	01/13/03	$11.42	01/13/13	$1,427,992	$3,618,813
T. Richard Riney	52,632	(3)	18.1%	01/13/03	$11.42	01/13/13	$378,002	$957,931
Richard A. Schweinhart	—		0.0%	n/a	n/a	n/a	n/a	n/a
Raymond J. Lewis	10,000	(3)	3.4%	01/30/03	$11.20	01/30/13	$70,436	$178,499

(1)	All options were granted at fair market value (the closing price on the NYSE on the date of grant). The exercise price and any tax withholding obligations related to exercise must be paid in cash or stock before delivery of shares of Common Stock.
(2)	Potential realizable values are reported net of the option exercise price, but before taxes associated with exercise. These amounts are predicated on 5% and 10% assumed annual rates of appreciation from the Common Stock price on the date of the grant for ten years (the option terms) in order to comply with the requirements of the Commission, and do not represent the Company’s expectations as to the annual rate of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder’s continued employment with the Company throughout the vesting period. The amounts reflected in this table will not necessarily be achieved.

(3)	Options become exercisable in three equal annual installments (with slight modifications for rounding) beginning on the date of grant or on the first anniversary of the date of grant. All options become fully exercisable upon a change in control of the Company. Additionally, there is an acceleration of rights to exercise options upon certain instances of termination of employment.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the Named Executive Officers concerning options held and exercised during 2003:

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year End (2)		Value of Unexercised In-the-Money Options at Fiscal Year End (3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Debra A. Cafaro	226,639	$2,532,109	491,356	190,263	$6,328,364	$1,987,590
T. Richard Riney	125,000	$1,313,094	197,646	62,500	$2,036,490	$649,189
Richard A. Schweinhart	—	$—	—	—	$—	$—
Raymond J. Lewis	—	$—	8,334	26,666	$71,589	$251,161

(1)	The value realized was calculated by multiplying the number of shares acquired by the difference between the option exercise price and the price at which the Company’s Common Stock was purchased on the respective exercise dates, but before taxes and fees associated with the exercise.
(2)	Does not include options granted in January 2004 for 2003 performance.
(3)	Assumes, for all unexercised in-the-money options, the difference between fair market value as of December 31, 2003, and the exercise price. The market value of the Common Stock was $22.00 per share as of December 31, 2003, based on the closing price per share on the NYSE.

Executive Officer 10b5-1 Plans

Debra A. Cafaro, Chairman of the Board, Chief Executive Officer and President of the Company, and T. Richard Riney, Executive Vice President and General Counsel of the Company, have adopted non-discretionary, written trading plans that comply with Rule 10b5-1 of the Commission.

Ms. Cafaro’s 10b5-1 Plan covers 112,131 shares of common stock and Mr. Riney’s 10b5-1 Plan covers 110,000 shares of common stock. In Mr. Riney’s case, these shares of common stock will be acquired through the non-discretionary exercise of options previously granted to him as a portion of his long-term incentive compensation. In Ms. Cafaro’s case, any sale of the Company’s common stock will be accomplished through the sale of restricted shares previously issued to her as a portion of her long-term incentive compensation. Each plan is expected to be in effect for approximately one year.

At February 1, 2004, prior to the implementation of the 10b5-1 Plan, Ms. Cafaro owned approximately 1.6 million shares of the Company’s common stock and options and Mr. Riney owned approximately 0.6 million shares of the Company’s common stock and options.

Long-Term Incentive Plan

The following table sets forth certain information pertaining to the Company’s Long-Term Incentive Plan (a deferred incentive cash plan) for the Named Executive Officers for 2003:

	Number of Shares, Units or Other Rights		Performance Period Until Maturation Payout	Estimated Future Payouts under Non-Stock Price Based Plans
				Threshold	Target	Maximum
Debra A. Cafaro	N/A	(1)	3 Years	$177,600	$355,200	$710,400
T. Richard Riney	N/A	(1)	3 Years	$58,000	$116,000	$232,000
Richard A. Schweinhart	N/A	(1)	3 Years	$50,000	$100,000	$200,000
Raymond J. Lewis	N/A	(1)	3 Years	$44,000	$88,000	$176,000

(1)	The long-term incentive plan is a deferred incentive cash plan.

The three year deferred performance cash plan goals are based on the Company’s achievement of certain objectives related to its strategic diversification and growth plan. Payment under the deferred incentive cash plan is deferred until after 2005 and is designed to award the achievement of the Company’s long-term goals and to enhance the retention of executive officers.

EMPLOYMENT AND OTHER AGREEMENTS

Employment Agreement: Cafaro

Effective March 5, 1999, the Company and Debra A. Cafaro entered into an employment agreement (the “Cafaro Employment Agreement”) pursuant to which Ms. Cafaro became President, Chief Executive Officer and a director of the Company. Ms. Cafaro was appointed Chairman of the Board of Directors on January 28, 2003. The initial term of the Cafaro Employment Agreement expired on December 31, 2001. The term of the Cafaro Employment Agreement is automatically extended by one additional day for each day following the effective date of the agreement that Ms. Cafaro remains employed by the Company until the Company elects to cease such extension by giving notice to Ms. Cafaro. The Cafaro Employment Agreement provides for (i) an annual base salary (with a minimum annual increase of 5% thereafter), (ii) the eligibility to participate in the Company’s bonus program and (iii) initial grants of restricted shares of Common Stock and options. In addition, the Cafaro Employment Agreement provides that the Company will provide a loan sufficient to cover income taxes payable on the vesting of shares of restricted stock, and that Ms. Cafaro is eligible to participate in the Company’s incentive and other benefit plans. The Company ceased extending such loans in 2002 due to current interpretations of the Sarbanes-Oxley Act of 2002.

If Ms. Cafaro’s employment is terminated (other than “for cause”) she will be entitled to receive a cash payment equal to the sum of three times her base salary and the highest bonus and performance compensation in the preceding three years or the maximum bonus and performance compensation for the current year, whichever is higher (the “Maximum Bonus”) as of the date of termination, plus the prorated portion of the Maximum Bonus for the year of termination. In addition, Ms. Cafaro will be entitled to full vesting of her shares of restricted stock and stock options and forgiveness of tax loans by the Company to Ms. Cafaro, as described below (the “Cafaro Tax Loans”).

In the event of a change of control, Ms. Cafaro will be entitled to a cash payment equal to 2.99 times the sum of her base salary and Maximum Bonus on the date of a change of control plus the fair market value of any targeted restricted shares to be issued in the year the change of control occurs. In addition, Ms. Cafaro will be entitled to full vesting of her shares of restricted stock and stock options and forgiveness of the Cafaro Tax Loans.

Pursuant to the Cafaro Employment Agreement, during the term of the Cafaro Employment Agreement, Ms. Cafaro and Mr. Crocker are entitled to jointly designate a person (the “Designee”) to be nominated by the Board of Directors to serve as a director in lieu of an individual then serving as a director and the Company must use its best efforts to cause such Designee to be elected as director of the Company. Ms. Cafaro and Mr. Crocker have not appointed a Designee to date. At the time the Cafaro Employment Agreement was entered into, the Company also entered into a Registration Rights Agreement with Ms. Cafaro relating to 100,000 shares of Common Stock then granted to Ms. Cafaro and 500,000 shares of Common Stock underlying options then granted to Ms. Cafaro. Pursuant to the Registration Right Agreement, Ms. Cafaro is entitled to require the Company to register such shares and/or include such shares in registered equity offerings by the Company, subject to customary limitations and exceptions.

Employment Agreement: Riney

The Company entered into an employment agreement with T. Richard Riney on July 30, 1998 (the “Riney Employment Agreement”). The Riney Employment Agreement was for an initial one year term. The term of the Riney Employment Agreement is automatically extended by one additional day for each day following the effective date of the agreement that Mr. Riney remains employed by the Company until the Company elects to cease such extension by giving notice to Mr. Riney. Upon such notification, the Riney Employment Agreement will terminate in one year. The Riney Employment Agreement provides a base salary of not less than $137,000 per year and the ability of Mr. Riney to be eligible for bonuses and to participate in the Company’s incentive and other employee benefit plans. Mr. Riney may receive increases in his base salary from time to time as approved by the Compensation Committee of the Board of Directors.

Under certain circumstances, the Riney Employment Agreement also provides for severance payments if Mr. Riney is terminated. If Mr. Riney’s employment is terminated by reason of death or disability, Mr. Riney is entitled to a prorated portion of his target bonus. If Mr. Riney is terminated for “cause” (as defined in the Riney Employment Agreement), no additional payments are made under the Riney Employment Agreement. If Mr. Riney’s employment is terminated by the executive for “good reason” (as defined in the Riney Employment Agreement) or by the Company other than for “cause” (collectively, an “Involuntary Termination”), Mr. Riney would be entitled to a cash payment equal to the prorated portion of his maximum bonus for the year of termination, if any bonus targets had previously been set, and one times his base salary and maximum bonus for the year of termination, if any bonus targets had previously been set. In addition, Mr. Riney would be entitled to coverage under the Company’s employee benefit plans for one year, one year of additional vesting of restricted stock awards and one additional year in which to exercise stock options.

The Company has also entered into a Change in Control Severance Agreement with Mr. Riney. This agreement provides for the severance benefits to become payable if, within two years of a change in control of the Company (as defined in the agreement), either (i) the Company terminates Mr. Riney without cause, or (ii) Mr. Riney terminates employment with the Company for “good reason” (as defined in the agreement). The agreement also provides that the severance benefits will become payable if Mr. Riney terminates employment with the Company within either of two 30-day periods commencing 30 days after the change in control and one year after the change in control. In the event of a termination covered by the Change in Control Severance Agreement, the benefits to be afforded to Mr. Riney include: (i) a lump sum payment equal to two times the sum of one year’s base salary, plus the maximum bonus and the fair market value of the maximum number of target-based restricted shares to be issued as of termination of employment; (ii) continuation of health, life and disability insurance coverage for two years; (iii) full vesting under the Company’s retirement savings plan; and (iv) an additional payment for any excise taxes he may incur as a result of the change in control.

The Riney Employment Agreement and Mr. Riney’s Change in Control Severance Agreement were amended on September 30, 1999 to provide for the gross up of any payment or benefits to which he may be entitled thereunder or any other agreement for any tax imposed upon him by Section 4999 of the Code or any similar state or local tax.

Employment Agreement: Schweinhart

The Company entered into an employment agreement with Richard A. Schweinhart on December 2, 2002 (the “Schweinhart Employment Agreement”) pursuant to which Mr. Schweinhart serves as the Company’s Senior Vice President and Chief Financial Officer. The Schweinhart Employment Agreement expires by its terms on December 31, 2004. The Schweinhart Employment Agreement provides Mr. Schweinhart with a base salary of not less than $250,000 per year, the ability to be eligible for bonuses and to participate in the Company’s incentive and other employee benefit plans. Mr. Schweinhart may receive increases in his base salary from time to time with the approval of the Chief Executive Officer and the Compensation Committee of the Board of Directors.

If Mr. Schweinhart is terminated by reason of death or disability, he is entitled to a prorated portion (in cash) of his annual bonus, assuming maximum individual and Company performance (the “Maximum Annual Bonus”). If the Schweinhart Employment Agreement is terminated by the Company other than for “cause” or if Mr. Schweinhart terminates the Schweinhart Employment Agreement for “good reason” (as defined in the Schweinhart Employment Agreement), he is entitled to receive a lump sum payment equal to one year’s annual base salary as then in effect plus his Maximum Annual Bonus for the year of termination. In addition, Mr. Schweinhart would be treated as having an additional year of service for purposes of vesting of restricted stock and the exercise of options, be entitled to the continuation of insurance benefits for the year following termination, and be immediately vested in all accounts and accrued benefits to the extent to be allowed by law. If the Company terminates the Schweinhart Employment Agreement for cause, no additional payments are made under the Schweinhart Employment Agreement.

In the event of a change in control that results in the termination of Mr. Schweinhart’s employment within one year of such change in control, Mr. Schweinhart would receive (i) a lump sum payment equal to two times the sum of one year’s base salary plus his Maximum Annual Bonus plus the fair market value of the maximum number of targeted restricted shares to be issued in the year in which the change in control occurs; (ii) the full vesting of all options and restricted stock held by him; (iii) continuation of health, life and disability insurance coverage for two years; and (iv) immediate vesting in all accounts or accrued benefits under Section 401(a) of the Code, including, without limitation, the Company’s 401(k) Plan.

The Schweinhart Employment Agreement provides for the gross up of any payments or benefits to which he may be entitled under the Schweinhart Employment Agreement for any taxes imposed upon him by Section 4999 of the Code or any similar state or local tax.

Employment Agreement: Lewis

The Company entered into an employment agreement with Raymond J. Lewis on September 18, 2002 (the “Lewis Employment Agreement”) pursuant to which Mr. Lewis serves as its Senior Vice President and Chief Investment Officer. The Lewis Employment Agreement is for an initial term of one year. The term of the Lewis Employment Agreement is automatically extended by one additional day for each day following the effective date of the Lewis Employment Agreement that Mr. Lewis remains employed by the Company until the Company elects to cease such automatic extension by giving notice to Mr. Lewis. Upon such notice, the Lewis Employment Agreement will terminate no sooner than 12 months after the giving of such notice. The Lewis Employment Agreement provides Mr. Lewis with a base salary of not less than $210,000 per year, the ability to be eligible for bonuses and to participate in the Company’s incentive and other employee benefit plans. Mr. Lewis may receive increases in his base salary from time to time as approved by the Chief Executive Officer. Mr. Lewis also received an engagement bonus of options to purchase 25,000 shares of stock and an award of 12,000 shares of restricted stock, which vest over a three year period which vesting commenced on September 18, 2003.

If Mr. Lewis is terminated by reason of death or disability, he is entitled to receive a prorated portion (in cash) of his annual bonus, assuming maximum individual and Company performance (the “Maximum Annual

Bonus”) and any restricted stock and options received as part of his engagement bonus that have not previously vested would fully vest. If Mr. Lewis is terminated by the Company other than for “cause” or if Mr. Lewis terminates the Lewis Employment Agreement for “good reason” (as defined in the Lewis Employment Agreement), he is entitled to receive a lump sum payment equal to one year’s annual base salary as then in effect plus his Maximum Annual Bonus for the year of termination. In addition, Mr. Lewis would be treated as having an additional year of service for purposes of vesting of restricted stock and the exercise of options, be entitled to continuation of insurance benefits for a year following such termination, and be immediately vested in all accounts and accrued benefits to the extent allowed by law. If the Company terminates the Lewis Employment Agreement for “cause,” no additional payments are to be made under the Lewis Employment Agreement.

In the event of a change of control that results in the termination of Mr. Lewis’ employment within one year of such change in control, Mr. Lewis would receive (i) a lump sum payment equal to two times the sum of one year’s base salary plus his Maximum Annual Bonus plus the fair market value of the maximum number of targeted restricted shares to be issued in the year in which the change in control occurs; (ii) the full vesting of all options and restricted stock held by him; (iii) continuation of health, life and disability insurance coverage for two years; and (iv) immediate vesting in all accounts or accrued benefits under Section 401(a) of the Code including, without limitation, the Company’s 401(k) Plan.

The Lewis Employment Agreement provides for the gross up of any payments or benefits to which he may be entitled under the Lewis Employment Agreement for any tax imposed upon him by Section 4999 of the Code or any similar state or local tax.

COMPENSATION OF DIRECTORS

All directors not employed by the Company receive $1,500 for each board meeting they attend, $1,000 for each committee meeting they attend and $1,500 for each telephonic meeting in which they participate unless the telephonic meeting is fifteen minutes or less, in which case they received $750 for such telephonic meeting. Non-employee directors also receive a $7,500 retainer for each calendar quarter that they serve as a director. Effective January 1, 2004, the Presiding Director receives an additional $6,250 retainer for each calendar quarter served. The Chairman of the Board on January 1, 2003 (W. Bruce Lunsford) received the $7,500 retainer for the first calendar quarter of 2003.

All directors not employed by the Company receive options pursuant to the Company’s 2000 Stock Option Plan for Directors (the “Directors Option Plan”). Under the Directors Option Plan, each non-employee director and the Chairman of the Board receive an option to purchase 5,000 shares of Common Stock on January 1 of each year, with an exercise price equal to the fair market value of the Common Stock on the date the option is granted. Accordingly, in 2003, the Company issued options with respect to an aggregate of 30,000 shares to the five persons who were serving as non-employee directors and the Chairman of the Board on January 1, 2003.

The Directors Option Plan also provides for the grant of an option to purchase 10,000 shares of Common Stock upon the initial election or appointment of a non-employee director, with an exercise price equal to the fair market value of the Common Stock on the date of the grant.

Stockholders are being asked to consider and vote on the amendment and restatement of the Directors Stock Option Plan to include grants of restricted stock and other awards and provide more flexibility with respect to awards, as described in more detail under “Proposal 3: Adoption of the Ventas, Inc. 2004 Stock Plan for Directors.”

REPORT OF THE COMPENSATION COMMITTEE

The functions of the Compensation Committee include reviewing and approving the Company’s executive compensation structure and overall benefits program. The purpose of the executive compensation program is to establish and maintain a performance and achievement oriented environment, which aligns the interests of the Company’s executives with the interests of its stockholders. The key components of the Company’s compensation philosophy are base salary, an annual incentive award and long-term based incentives.

The Company’s overall compensation structure is reviewed annually with the assistance of an expert independent consultant and the use of executive compensation surveys, In prior years, the following sectors were surveyed: (a) healthcare REITs; and (b) REITs with comparable total capitalization as the Company, regardless of asset class. The companies surveyed include some, but not all, of the companies covered in the indices included on the Performance Graph.

Types of Compensation:

1.    Base Salary

The Compensation Committee sets base salaries for executive officers. Base salary increases are provided to executives based on an evaluation of each executive’s performance, the executive’s level of responsibility, as well as the performance of the Company as a whole. The Compensation Committee also considers the success of the executive officer in developing and executing the Company’s strategic plans, exercising leadership and creating stockholder value. In addition, the Compensation Committee evaluates the latest survey information available to confirm appropriate compensation levels. The Compensation Committee reviews individual base salaries at least annually with the assistance of an expert independent consultant.

2.    Annual Cash Incentive Compensation

The Compensation Committee, upon the advice and recommendations of an expert independent consultant, established a bonus program for 2003 under which the level of bonus to be paid to the executive officers was dependent upon the attainment of certain financial and non-financial performance objectives by the Company and upon the individual performance of the applicable executive officer. The maximum level performance objectives of the Company and of each of the executive officers were attained for 2003. The annual cash bonuses awarded to executives ranged from 100% to 225% of base salary.

3.    Long Term Incentive Compensation

A.    Stock Options and Restricted Stock Awards

The Compensation Committee recognizes that while the annual cash incentive compensation program provides rewards for positive short-term and mid-term performance, the interests of stockholders are served by giving key employees the opportunity to participate in the appreciation of the Common Stock through the grants of stock options and restricted stock awards. The use of such awards provides a long-term link between the results achieved for the Company’s stockholders and the reward provided to executive officers. Stock options and shares of restricted stock are granted to executive officers primarily based on the Company’s total return to stockholders compared to other healthcare REITs and other criteria determined by the Compensation Committee. Stock-based compensation also provides an effective incentive for management to create stockholder value over the long-term because the full benefit of the compensation package cannot be realized unless an appreciation in price of the Common Stock occurs over a number of years. The stock-based compensation is an effective tool for management retention because vesting of the stock-based awards occurs over a number of years.

B.    Deferred Incentive Cash Plan

Upon the advice and recommendation of an expert independent consultant, the Compensation Committee has established a deferred incentive cash plan as part of the Company’s long-term incentive compensation arrangements for executive officers. Beginning in 2003, forty percent of the annual long-term incentive compensation award is deferred for three years and will be paid in cash, if at all, at the end of the three year period based upon the Company’s attainment of certain financial and non-financial goals. The deferred incentive cash plan is an effective incentive for management to create long-term value for stockholders because the cash payout is based upon performance over a three year period. In addition, the deferred incentive cash plan is an effective tool to retain key employees because the cash payment is deferred for three years.

Chief Executive Officer’s Compensation

Based upon the executive compensation surveys, the strategic accomplishments of the Company, and the individual achievement of Ms. Cafaro, the Compensation Committee believes that the salary, bonus, restricted share awards and option grants to Ms. Cafaro, the Company’s Chairman of the Board since January 28, 2003, and Chief Executive Officer and President since March 5, 1999, are fair and competitive. The Company achieved a number of strategic objectives under Ms. Cafaro’s leadership during 2003, including: (a) growth in the Company’s funds from operations in 2003; (b) enhancement of the quality of the Company’s portfolio of facilities and advancement of the Company’s strategic diversification objective; (c) refinement and implementation of the Company’s asset management system; (d) implementation of numerous corporate governance initiatives; and (e) significant reduction in the Company’s indebtedness and, consequently, interest expense. In addition, the Company delivered industry leading total shareholder return of 106% for 2003 and three year total shareholder return of over 70%, making the Company the 17th best performing listed Company in the United States for the three year period ending December 31, 2003. The Compensation Committee determined that compensation for Ms. Cafaro for 2003 was appropriate and desirable in light of her actual and potential contributions to the Company. The assessment of actual and potential contribution was based on the Compensation Committee’s subjective evaluation of Ms. Cafaro’s abilities, skills, efforts and leadership. In accordance with the Company’s policy, Ms. Cafaro’s 2003 compensation was reviewed and approved by the independent members of the Company’s Board of Directors.

Tax Policy

The Omnibus Budget Reconciliation Act of 1993 amended the Code to provide generally that the compensation paid by publicly held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1,000,000 per executive will be deductible by the Company only if paid pursuant to a qualifying performance-based compensation plan approved by stockholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted stock. It is the Compensation Committee’s policy to maximize the effectiveness of the Company’s executive compensation plans. In that regard, the Compensation Committee intends to maintain flexibility to take actions that are deemed to be in the best interests of the Company and its stockholders. Such actions may not always result in executive compensation qualifying for the maximum possible tax deductibility under the Code. The Company also believes that substantially all of the compensation paid in 2003 is deductible for federal income tax purposes.

Minimum Share Ownership Guidelines for Senior Executive Officers

On August 15, 2002, the Company adopted minimum share ownership guidelines for its senior executive officers requiring such officers to maintain a minimum equity investment in the Company based upon a multiple (ranging from two to three times) of each such officer’s base salary. Each senior executive officer’s compliance with the guidelines is reviewed on July 1 of each year. The guidelines require that newly hired senior executive officers achieve the minimum equity investment within four years from his/her date of hire. Until such time as a newly hired senior executive meets the minimum equity investment, that executive must retain at least 60% of the Common Stock granted to the executive by the Company and/or purchased by the executive through the exercise of stock options. All of the Company’s senior executive officers are currently in compliance with the minimum stock ownership guidelines, subject to transition rules.

The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act and shall not otherwise be deemed filed under such acts except to the extent that the Company specifically incorporates this information by reference.

COMPENSATION COMMITTEE

Sheli Z. Rosenberg, Chair

Douglas Crocker II, Member

Thomas C. Theobald, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2003, the following persons served on the Compensation Committee: Sheli Z. Rosenberg, Douglas Crocker II and Thomas C. Theobald. None of the current members of the Compensation Committee are, or have been, employees of the Company or are employees of any entity for which an executive officer serves on the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In May 1998, the Company adopted a policy which provides that any transaction between the Company and any of its officers, directors or their affiliates must be approved by the disinterested members of the Board of Directors and must be on terms no less favorable to the Company than those available from unaffiliated parties. In addition, any such transaction must also be reviewed by the Audit Committee.

Transactions with ResCare

On October 15, 1998, the Company acquired eight personal care facilities and related facilities for approximately $7.1 million from Tangram Rehabilitation Network, Inc. (“Tangram”), a wholly owned subsidiary of ResCare of which Mr. Geary is Chairman, President and Chief Executive Officer. ResCare acquired Tangram in a cash merger on October 15, 1998. The purchase price for the Tangram facilities was determined by an appraisal conducted by Graham & Associates, Inc., San Marcos, Texas, a certified General Real Estate Appraiser for the State of Texas. The Company leases the Tangram facilities to Tangram pursuant to a Master Lease Agreement, which is guaranteed by ResCare. During 2003, Tangram paid the Company approximately $816,000 in rent. The Company believes that the terms of the Master Lease Agreement represent market rates.

Cafaro Tax Loans

Under the terms of the Cafaro Employment Agreement, the Company made loans (the “Cafaro Tax Loans”) to Ms. Cafaro in the aggregate principal amount of $67,250 in 1999, $184,551 in 2000, $593,893 in 2001 and $870,759 in 2002 to pay all federal, state, local and other taxes payable upon the vesting of restricted stock awards previously granted to her. Due to current interpretations of the Sarbanes-Oxley Act of 2002, the Company has not made, and will not be making, further tax loans to Ms. Cafaro notwithstanding the terms of Ms. Cafaro’s Employment Agreement. The principal amount of all of the Cafaro Tax Loans is payable on March 5, 2009. The Cafaro Tax Loans bear interest at the lowest applicable federal rate. Interest on the Cafaro Tax Loans is payable annually out of and only to the extent of dividends from the vested restricted stock. Ms. Cafaro has paid interest on such Cafaro Tax Loans through December 31, 2003. Each Cafaro Tax Loan is secured by a pledge of all of the restricted shares to which such Cafaro Tax Loan relates, and the Cafaro Tax Loans are otherwise nonrecourse to Ms. Cafaro. The Cafaro Tax Loans are to be forgiven if there is a change of control of the Company,

Ms. Cafaro’s employment with the Company is terminated by the Company for any reason other than “cause” or by Ms. Cafaro for “good reason” or due to the death or disability of Ms. Cafaro. In the event either a loan or its forgiveness results in taxable income to Ms. Cafaro, the Company is required to pay to Ms. Cafaro an amount sufficient for the payment of all taxes relative to the loan or its forgiveness.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report to stockholders for the year ended December 31, 2003 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including SAS 61 (Statement of Auditing Standards, AU 380 – Communication with Audit Committee). The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under such Acts except to the extent that the Company specifically incorporates this information by reference.

AUDIT COMMITTEE

Douglas Crocker II, Chair

Jay M. Gellert, Member

Ronald G. Geary, Member

          April 5, 2004

PERFORMANCE GRAPH

The following performance graph compares the cumulative total return (including dividends) to the holders of the Common Stock of the Company from December 31, 1998 to December 31, 2003, with the cumulative total returns on the New York Stock Exchange Composite Index (1) (“NYSE Composite Index”), the NAREIT Composite REIT Index (the “All REIT Index”), the NAREIT Composite Healthcare REIT Index (the “NAREIT Healthcare REIT Index”) and the Russell 2000 Index (the “Russell 2000 Index). The comparison assumes $100 was invested on December 31, 1998 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends as applicable. The Company has included the NYSE Index in the performance graph because the Common Stock is listed on the NYSE. The Company has included the other indices because it believes that they are either most representative of the industry in which the Company competes, or otherwise provide a fair basis for comparison with the Company, and are therefore particularly relevant to an assessment of the Company’s performance. The figures in the table below are rounded to the nearest dollar.

	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003
The Company	$100	$36	$57	$126	$135	$279
NYSE Composite Index (1)	$100	$109	$110	$99	$79	$105
All REIT Index	$100	$94	$118	$136	$143	$198
NAREIT Healthcare REIT Index	$100	$71	$83	$130	$139	$217
Russell 2000 Index	$100	$121	$118	$121	$96	$142

(1)	The NYSE Composite Index changed to a new methodology effective January 1, 2003. This new methodology is “fully transparent and rule-based” and includes both price and total return indexes. The value listed for the NYSE Composite Index as of December 31, 2003 assumes that dividends were reinvested in 2003 as defined under the new methodology. All prior-year values are based on the previous methodology. For more specific information on the new methodology, please refer to the NYSE Composite Index Methodology Guide, dated January 2003, which is available on the NYSE website www.nyse.com.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT ACCOUNTANTS

Fees of the Independent Auditor

Ernst & Young audited the Company’s financial statements for the year ended December 31, 2003 and has been the Company’s auditors since May 1998. Fees as charged by Ernst & Young for the years ended December 31, 2003 and 2002 were as follows:

	2003	2002
Audit Fees (1)	$219,725	$580,340
Audit-Related Fees (2)	15,300	15,350
Tax Fees (3)	100,555	410,533
All Other Fees (4)	0	0

Total	$335,580	$1,006,223

(1)	The category of Audit Fees includes the aggregate fees billed for professional services rendered by Ernst & Young for the audit of the Company’s annual consolidated financial statements (including Ventas Finance, Inc. and a debt covenant letter), review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal year, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and work on securities and other filings with the Commission, including comfort letters, consents and comment letters.
(2)	The category of Audit Related Fees consists principally of audits and consultations in connection with acquisitions.
(3)	The category of Tax Fees consists principally of reviews of tax returns and advice on tax-planning matters.
(4)	With respect to the category of All Other Fees, the Company did not incur fees except as indicated in the above categories.

All audit-related services, tax services and other services were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies described below. The Audit Committee determined that the provision of such services by Ernst & Young did not compromise Ernst & Young’s independence and was consistent with its role as the Company’s independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor.

The Audit Committee implemented pre-approval policies related to the provision of both audit and non-audit services performed by the Company’s independent auditor in order to assure that the provision of such services and related fees not impair the auditor’s independence. Under these procedures, the annual audit services and related fees of the independent auditor are subject to the specific approval of the Audit Committee. The independent auditor must provide the Audit Committee with an engagement letter prior to or during the first calendar quarter of each calendar year outlining the scope of the audit services proposed to be performed during the applicable calendar year and the proposed fees for such audit services. If agreed to by the Audit Committee, the engagement letter will be formally accepted by the Audit Committee as evidenced by the execution of the engagement letter by the Chair of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. Also under these procedures, the Audit Committee may grant pre-approval for those permissible non-audit services that it believes are services that would not impair the independence of the auditor. The Audit Committee may not grant approval for any services categorized as “Prohibited Non-Audit Services” by the Commission. Certain non-audit services have been pre-approved by the Audit Committee, and all other non-audit services must be separately approved by the Audit Committee. To obtain approval of other permissible non-audit services, management must submit to the Audit Committee those non-audit services for which it recommends the

Audit Committee engage the independent auditor. Management and the independent auditor must each confirm to the Audit Committee that each non-audit service for which approval is requested is not a Prohibited Non-Audit Service. The term of any pre-approved non-audit service is twelve (12) months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Fee levels for all non-audit services to be provided by the independent auditor are established periodically by the Audit Committee. Any proposed services exceeding these levels require separate pre-approval by the Audit Committee. With respect to each proposed pre-approved non-audit service, the independent auditor, as necessary, must provide detailed back-up documentation to the Audit Committee regarding the particular service to be provided. At each regularly scheduled Audit Committee meeting, Company management and the independent auditor report on the non-audit services provided by the independent auditor pursuant to the pre-approval process during the quarter and year-to-date and the fees incurred for such services during the periods. The Company’s Controller and Principal Accounting Officer is responsible for tracking all independent auditor fees for pre-approved non-audit services.

The Audit Committee has appointed Ernst & Young as the independent accountants of the Company for fiscal year 2004. Ernst & Young will examine the financial statements of the Company for fiscal year 2004. If the stockholders do not ratify this appointment, the Audit Committee will consider other independent accountants. One or more members of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT ACCOUNTANTS. SHARES OF COMMON STOCK COVERED BY PROXIES EXECUTED AND RECEIVED IN THE ACCOMPANYING FORM WILL BE VOTED IN FAVOR OF RATIFICATION, UNLESS OTHERWISE SPECIFIED ON THE PROXY. Ratification of the appointment of Ernst & Young as independent accountants requires the affirmative vote of the holders of the majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote.

PROPOSAL 3:

ADOPTION OF THE VENTAS, INC. 2004 STOCK PLAN FOR DIRECTORS

Subject to stockholder approval, effective January 1, 2004, the Board of Directors amended and restated the 2000 Stock Option Plan for Directors as the 2004 Stock Plan for Directors (“Plan”) to include grants of restricted stock and other awards and provide more flexibility with respect to awards under the Plan. The Plan provides for annual awards of options and restricted stock to each of the Company’s non-employee directors and flexibility to provide additional awards. The Company currently has five non-employee directors. The purpose of the Plan is to promote the interests of the Company and its stockholders by allowing the Company to attract and retain highly qualified directors by permitting them to obtain or increase their proprietary interest in the Company. The Company competes for its directors with large companies that typically offer more valuable compensation packages than the Company’s current director compensation package.

Prior to amendment, the Plan provided that up to an aggregate of 400,000 shares of Common Stock could be issued upon the exercise of options granted under the Plan. As of March 15, 2004, options to purchase 126,750 shares of Common Stock had been granted (net of forfeitures) under the Plan and 228,000 shares were available for issuance upon the exercise of future option grants. As amended, the Plan would permit restricted stock and other awards as well as options to be granted from such available shares.

A copy of the Plan is attached to this proxy statement as Annex B and is incorporated herein by reference. The description below is a summary and not intended to be a complete description of the Plan. Please read the Plan for more detailed information.

Plan Administration

The Plan is administered by a committee appointed by the Board of Directors (“Committee”). The Governance Committee of the Board currently serves as the Committee for the Plan. Portions of the Plan are designed to operate automatically.

Issuance of Shares

The shares subject to the Plan are authorized but unissued shares or treasury shares. Pursuant to the Plan, the number and kind of shares to which awards are subject will be appropriately adjusted in the event of certain changes in capitalization of the Company, including stock dividends and splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of shares, and certain distributions and repurchases of shares. Pursuant to the terms of the Plan, shares of Common Stock subject to options granted under the Plan that expire unexercised or are forfeited or restricted stock or other awards that are forfeited will again become available for issuance pursuant to other awards. The closing price per share on the NYSE of the Common Stock on March 15, 2004, was $25.82.

Stock Options

Non-Discretionary Grants

On January 1 of each year during the term of the Plan, each non-employee director (i) who is elected a director at the preceding annual meeting of shareholders or who has been appointed a director by the Board during the preceding year and (ii) who is acting as a director on January 1, will receive a grant of an option for 5,000 shares of Common Stock. Such options will have the terms and conditions described below.

The exercise price of the option will be equal to 100% of the fair market value of the shares of Common Stock on the date the option is granted. The term of the option will be ten years from the date of grant unless sooner terminated as provided in the Plan. The option is exercisable in two equal annual installments, with the first installment becoming exercisable on the date of grant of the option and the second installment becoming exercisable on the first anniversary of the date of grant of the option. Upon a Change in Control (as defined in the Plan) or the retirement of the director, the optionee will have the right to exercise the option in full as to all shares of Common Stock subject to the option.

Termination of Option

If the optionee ceases to be a director of the Company for any reason other than death, disability, retirement or removal for cause, the option terminates three months after the optionee ceases to be a director of the Company (unless the optionee dies during such period), or on the option’s expiration date, if earlier, and will be exercisable during such period after the optionee ceases to be a director of the Company only with respect to the number of shares of Common Stock which the optionee was entitled to purchase on the day preceding the day on which the optionee ceased to be a director. If the optionee ceases to be a director of the Company because of removal for cause, the option terminates on the date of the optionee’s removal.

In the event of the optionee’s death, disability or retirement while a director of the Company, or the optionee’s death within three months after the optionee ceases to be a director (other than by reason of removal for Cause), the option terminates upon the earlier to occur of (A) twelve months after the date of the optionee’s death, disability or retirement, or (B) the option’s expiration date. The option will be exercisable during such period after the optionee’s death or disability with respect to the number of Shares as to which the option shall have been exercisable on the date preceding the optionee’s death or disability, as the case may be. In the event of the retirement of the director, the option will be fully exercisable during such period.

Restrictions on Transferability of Option

Options are generally not transferable by the optionee otherwise than by bequest or the laws of descent and distribution, and are generally exercisable during the optionee’s lifetime only by the optionee; provided, however, that the optionee may, subject to certain restrictions, transfer options to certain family members, trusts for the exclusive benefit of certain family members, or a partnership or limited liability company in which such optionee and/or certain of the optionee’s family members are the only partners or members, as applicable.

Discretionary Grants

Subject to the terms and provisions of the Plan, the Committee may grant additional options at any time and from time to time. The Committee determines the terms and conditions of these grants but in no event will the exercise price of such options be less than 100% of the fair market value of shares of Common Stock on the date the option is granted.

Restricted Stock

Non-Discretionary Grants

Upon stockholder approval of the Plan and on January 1 of each succeeding year during the term of the Plan, each non-employer director (i) who is elected a director at the preceding annual meeting of shareholders or who has been appointed a director by the Board during the preceding year and (ii) who is acting as a director on the date of such stockholder approval or on January 1 of any succeeding year during the term of the Plan, respectively, will receive a grant of 1,750 shares of restricted stock. On the initial election by the shareholders of a non-employee director to the Board who is not and has not been a member of the Board, or if earlier, on the initial appointment by the Board of a non-employee director, such director will receive a grant of 2,000 shares of restricted stock. The restrictions on the transfer of shares of restricted stock granted will lapse with respect to one-half of the shares of restricted stock granted on the first anniversary of the date of such grant provided the recipient of the grant is a director at such time and with respect to the remaining one-half of the shares of restricted stock granted on the second anniversary of the date of such grant provided the recipient of the grant is a director at such time. Upon a Change in Control or the retirement of the director, all restrictions pertaining to the then outstanding shares of restricted stock held by directors lapse and such shares of Common Stock will thereafter be immediately free from any and all restrictions under the Plan.

Discretionary Grants

Subject to the terms and provisions of the Plan, the Committee may grant additional shares of restricted stock at any time and from time to time. The Committee determines the terms and conditions of these grants.

Other Stock-Based Awards

The Plan provides that the Committee may grant to non-employee directors such other awards (including without limitation, restricted stock units, stock awards, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including without limitation, securities convertible into shares) as are deemed by the Committee to be consistent with the purpose of the Plan.

Amendments and Termination

The Board may discontinue, amend, modify or terminate the Plan at any time. However, to the extent required to meet the requirements of any national securities exchange or system on which the shares are then listed or reported or the requirements of a regulatory agency having jurisdiction with respect to the Plan, stockholder approval will be necessary for any amendment that makes a material revision of the Plan.

Duration

The Directors Option Plan will terminate on the earliest to occur of (i) the date when all of the shares available under the Plan have been acquired through the grant of restricted stock and other awards and the exercise of options granted under the Plan, (ii) 10 years after the date of adoption of the 1997 Stock Option Plan for Non-Employee Directors (the Plan’s predecessor), and (iii) such other date as the Board may determine.

Federal Income Tax Considerations

The following briefly describes the United States federal income tax consequences generally applicable to non-employee directors and the Company with respect to awards under the Plan.

Options

The options granted under the Plan are non-qualified stock options. The granting of a non-qualified stock option does not produce taxable income to the optionee or a tax deduction to the Company. Taxable ordinary income generally will be recognized by the optionee at the time of exercise in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate exercise price. Upon a subsequent taxable disposition of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share market value at the time of exercise and the per share selling price. To the extent the optionee pays all or part of the exercise price by tendering shares of Common Stock, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option price will have the same basis and tax holding period as the shares surrendered.

Restricted Stock

A director generally will recognize taxable ordinary income when the shares of Common Stock cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to the Company by the director of the shares. However, no later than 30 days after a director receives a restricted stock award, the director may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the director will not recognize any additional income. When a director sells the shares, the director will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the director received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to the Company by the director for the shares plus the amount of taxable ordinary income recognized by the director either at the time the restrictions lapsed or at the time of election, if an election was made by the director. If the director forfeits the shares to the Company, the director may not claim a deduction with respect to the income recognized as a result of the election.

Other Stock-Based Awards

Generally, upon the distribution of cash or shares to a director pursuant to the terms of other awards, the director will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of shares transferred to the director over any amount paid to the Company by the director with respect to the award.

Tax Consequences to the Company

The Company generally will be entitled to a corresponding Federal income tax deduction at the same time and in the same amount as a director recognizes ordinary income.

New Plan Benefits – Ventas, Inc. 2004 Stock Plan for Directors

The New Plan Benefits Table below sets forth the total number of options and restricted stock that would be granted in the future pursuant to the nondiscretionary portion of the Plan to non-employee directors through 2007 assuming the current five non-employee directors remain directors through such period. On January 1 of each year during the term of the Plan, each such non-employee director who is acting as a director on such January 1, will receive a grant of an option for 5,000 shares of Common Stock and a grant of 1,750 shares of restricted stock and, upon stockholder approval of the Plan, each non-employee director acting as a director as of the date of such stockholder approval will receive a grant of 1,750 shares of restricted stock. Other awards under the Plan are dependent on the election or appointment of new non-employee directors or are discretionary and therefore are not yet determinable. Employees of the Company are not eligible to participate in the Plan.

Name and Position	Number of Options Under the Plan	Number of Restricted Shares Under the Plan
Debra A. Cafaro, Chairman of the Board, Chief Executive Officer and President	0	0
T. Richard Riney, Executive Vice President, General Counsel and Secretary	0	0
Richard A. Schweinhart, Senior Vice President and Chief Financial Officer	0	0
Raymond J. Lewis, Senior Vice President and Chief Investment Officer	0	0
Executive Group	0	0
Non-Executive Director Group	75,000	35,000
Non-Executive Officer Employee Group	0	0

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTING THE VENTAS, INC. 2004 STOCK PLAN FOR DIRECTORS. SHARES OF COMMON STOCK COVERED BY PROXIES EXECUTED AND RECEIVED IN THE ACCOMPANYING FORM WILL BE VOTED IN FAVOR OF ADOPTING THE VENTAS, INC. 2004 STOCK PLAN FOR DIRECTORS UNLESS OTHERWISE SPECIFIED ON THE PROXY. Approval of the adoption of the Ventas, Inc. 2004 Stock Plan for Directors requires the affirmative vote of the holders of the majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders (1)	2,327,618	$13.7627	1,849,509
Equity compensation plans not approved by shareholders (2)	N/A	N/A	169,335
Total	2,327,618	$13.7627	2,018,844

(1)

These plans consist of (i) The 1987 Incentive Compensation Program (Employee Plan); (ii) The 1987 Stock Option Plan for Non-Employee Directors; (iii) The TheraTx, Incorporated 1996 Stock Option/Stock Issuance Plan; (iv) The 2000 Stock Option Plan for Directors (formerly known as the 1997 Stock Option Plan for Non-Employee Directors); (v) The Common Stock Purchase Plan for Directors; and (vi) The 2000 Incentive Compensation Plan (Employee Plan) (formerly known as the 1997 Incentive Compensation Plan) ((i)-(vi) collectively, the “Equity Plans”). The 2000 Stock Option Plan for Directors has been amended and restated by the Company as the 2004 Stock Plan for Directors. The new amended and restated Plan has been approved by the Company’s Board of Directors and is being submitted to the shareholders for approval in connection with this Proxy Statement (See “Proposal #3- Approval of the Ventas, Inc. 2004 Stock Plan for Directors” above).

(2)	The Directors Stock Purchase Plan was not approved by shareholders. Under the Directors Stock Purchase Plan, the Company’s non-management directors may receive common stock of the Company in lieu of director fees.

STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company by December 7, 2004 and meet the requirements of the bylaws in order to be considered for inclusion in the Company’s proxy materials for such meeting.

According to the Company’s bylaws, a stockholder proposal, including stockholder recommendations regarding director nominations, must meet certain requirements described in the bylaws and may only be acted upon at an annual meeting of stockholders if the stockholder gives notice to the Company of such proposal in conformity with the requirements of the bylaws (at least 60 but no more than 90 days before such annual meeting); provided, however, that if the Company gives less than 70 days notice or prior public disclosure of the date of the annual meeting, notice by the stockholder must be given to the Company not later than the tenth day following the earlier of the date on which such notice of the meeting was mailed or the date on which such public disclosure was made. The persons appointed as proxies for the 2005 Annual Meeting will have discretionary voting authority with respect to any stockholder proposal, including any director nomination, that is submitted to the Company otherwise than in conformity with such requirements of the Company’s bylaws.

OTHER MATTERS

The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying form of proxy, or their substitutes, will have discretionary voting authority with respect to any stockholder proposal that is submitted to the Company otherwise than in conformity with the requirements of the Company’s bylaws.

ADDITIONAL INFORMATION

Copies of the exhibits to the Company’s Annual Report and Form 10-K will be provided to any requesting stockholder, provided that such stockholder agrees to reimburse the Company for reasonable fees related to providing such documents.

By Order of the Board of Directors,

Debra A. Cafaro

Chairman of the Board, Chief Executive Officer and President

Louisville, Kentucky

April 5, 2004

ANNEX A

SECOND AMENDED AND RESTATED

AUDIT AND COMPLIANCE COMMITTEE CHARTER

ADOPTED BY THE BOARD OF DIRECTORS OF VENTAS, INC.

Adopted March 4, 2004

Organization and Membership

There shall be an Audit and Compliance Committee of the Board of Directors of Ventas, Inc. (the “Company”) composed of three or more directors, as the Board of Directors may determine from time to time, each of whom shall be financially literate and shall otherwise comply with the independence and experience requirements of the New York Stock Exchange, Inc., the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). In addition, at least one member of the Audit and Compliance Committee must be an “audit committee financial expert” as defined by the Commission, and one of the members of the Audit and Compliance Committee shall be elected Committee Chairman by the Board of Directors. No member of the Audit and Compliance Committee shall simultaneously serve on the audit committees of more than three public companies, including the Audit and Compliance Committee of the Company, unless the Board of Directors shall first determine that such simultaneous service does not impair the ability of such member to effectively serve on the Company’s Audit and Compliance Committee. The members of the Audit and Compliance Committee shall be appointed by the Board of Directors on the recommendation of the Nominating and Governance Committee. Members of the Audit and Compliance Committee may be replaced by the Board of Directors.

Meetings

The Audit and Compliance Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit and Compliance Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Chairperson of the Audit and Compliance Committee, with the assistance of Company management, shall be responsible for scheduling all meetings of the Audit and Compliance Committee and providing the Audit and Compliance Committee with a written agenda for each meeting. The Chairperson shall preside at the meetings of the Audit and Compliance Committee. In the absence of the Chairperson, the majority of the members of the Audit and Compliance Committee present at the meeting shall appoint a member to preside at the meeting. A majority of the members of the Audit and Compliance Committee shall constitute a quorum for the transaction of business. The Audit and Compliance Committee may adopt such other rules and regulations for calling and holding its meetings and for the transaction of business at such meetings as are necessary or desirable and not inconsistent with the provisions of the Bylaws of the Company or this Charter. All independent directors are invited to attend and shall receive notice and the materials for all meetings of the Audit and Compliance Committee, although formal action of the Audit and Compliance Committee shall be effected solely through the vote of the appointed Audit and Compliance Committee members. The Audit and Compliance Committee may determine the appropriate and necessary attendees for each of its meetings.

The Audit and Compliance Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit and Compliance Committee or to meet with any members of, or consultants to, the Audit and Compliance Committee.

Purpose and Policy

The Audit and Compliance Committee shall assist the Board of Directors in fulfilling its responsibility relating to the Company’s accounting and reporting practices, including Board oversight of (1) the quality and integrity of the financial reports of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors. The Audit and Compliance Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

The Audit and Compliance Committee shall endeavor to maintain free and open communication between the Board of Directors, the independent auditors, the internal auditors, and the financial management.

The Audit and Compliance Committee should have a clear understanding with the independent auditors that the independent auditors must maintain an open and transparent relationship with the Committee and that the independent auditors are ultimately accountable to the Board of Directors and the Audit and Compliance Committee.

Authority and Responsibilities

The Audit and Compliance Committee, in its capacity as a committee of the Board of Directors, has the ultimate authority and responsibility to appoint, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in the Company’s proxy statement). The Audit and Compliance Committee shall be directly responsible for the compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit and Compliance Committee.

The Audit and Compliance Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit and Compliance Committee prior to the completion of the audit. The Audit and Compliance Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit and Compliance Committee at its next scheduled meeting.

The Audit and Compliance Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit and Compliance Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company, to any advisors employed by the Audit and Compliance Committee and ordinary administrative expenses of the Audit and Compliance Committee that are necessary or appropriate in carrying out its duties.

The Audit and Compliance Committee shall make regular reports to the Board of Directors. It shall review with the full Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function. The Audit and Compliance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. The Audit and Compliance Committee, with the oversight of the Nominating and Governance Committee, shall annually review the Audit and Compliance Committee’s performance.

The Audit and Compliance Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review, discuss with management and the independent auditor and approve the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” annual reports, registration statements, and material amendments to any of them, as filed with the Commission, and make recommendations to the Board of Directors regarding the Board of Directors’ execution of such statements and reports;

2.	Review the annual financial statements, annual reports and registration statements of the Company’s direct or indirect subsidiaries as, in the Audit and Compliance Committee’s judgment, is appropriate in order to fulfill its responsibilities;

3.	Review and discuss with management and the independent auditor significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

4.	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements;

5.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used,

(b)	All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

6.	Review and discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

7.	Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as any financial information and earnings guidance provided to analysts and ratings agencies. Such discussion may be done generally (i.e., a discussion consisting of the types of information to be disclosed and the types of presentations to be made);

8.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and guidelines;

9.	Discuss with the independent auditor any problems relating to the conduct of the audit and management’s response thereto, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management;

10.	Review disclosures made to the Audit and Compliance Committee by the Company’s chief executive officer and chief financial officer during their certification process for the Company’s Annual Report Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls;

Oversight of the Company’s Relationship with the Independent Auditor

11.	Review and evaluate the lead partner of the independent auditor team;

12.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company;

13.	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the independent auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the in independent auditor’s independence, taking into account the opinions of management and internal auditors. The Audit and Compliance Committee shall present its conclusions with respect to the independent auditor to the Board;

14.	Ensure the rotation of the audit partners as required by law, and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis;

15.	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor;

16.	Discuss with the independent auditor issues on which the national office of the independent auditor was consulted by the Company’s audit team, and discuss with the national office of the independent auditor matters of audit quality and consistency;

17.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit;

Oversight of the Company’s Internal Audit Function

18.	Ensure the Company maintains an internal audit function to provide management and the Committee with ongoing assessments of the Company’s risk management processes and system of internal control;

19.	Review the appointment and replacement of the internal auditor or senior internal auditing executive, as applicable;

20.	Review the significant reports to management prepared by the internal auditor or the internal auditing department, as applicable, and management’s responses;

21.	Discuss with the independent auditor and management the internal auditor responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit;

Compliance Oversight Responsibilities

22.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated;

23.	Review (a) all contracts, transactions or other situations in which a director or officer of the Company is “interested,” as provided in Section 144 of the Delaware Corporation law and (b) all other conflict of interest and similar matters involving a director or officer of the Company;

24.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

25.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies;

26.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies;

Additional Responsibilities

27.	Review accounting and financial personnel and succession planning for such personnel;

28.	Report to the Board on matters discussed at each Audit and Compliance Committee meeting; and

29.	Perform such other duties and responsibilities as may be assigned to the Audit and Compliance Committee by the Board.

Limitation of Audit Committee’s Role

While the Audit and Compliance Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit and Compliance Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

ANNEX B

VENTAS, INC.

2004 STOCK PLAN

FOR DIRECTORS

ARTICLE 1. PURPOSE

The Ventas, Inc. 2004 Stock Plan for Directors (“Plan”) is an amendment and restatement of the 2000 Stock Option Plan for Directors. The purpose of this Plan is to promote the interests of Ventas, Inc., its subsidiaries and stockholders, by allowing the Company to attract and retain highly qualified directors by permitting them to obtain or increase their proprietary interest in the Company.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined):

(a) “Award” shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock, or Other Stock-Based Awards.

(b) “Award Agreement” shall mean, individually or collectively, an Option Agreement, Restricted Stock Agreement or an agreement evidencing an Other Stock-Based Award.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean, unless otherwise defined in an Award Agreement, a felony conviction of a Director or the failure of a Director to contest prosecution for a felony, or a Director’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

(e) “Change in Control” shall mean any of the following events:

(1) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any Person immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership and/or Beneficially Owned”) of 20% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A Non-Control Acquisition shall mean an acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(2) The individuals who, as of January 1, 2004, are members of the Board (“Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in the former Rule 14a-11 promulgated under the Exchange Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (“Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(3) Approval by stockholders of the Company of:

(A) A merger, consolidation or reorganization involving the Company, unless such is a Non-Control Transaction. For purposes of the Plan, the term “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company in which:

(i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the voting securities of the corporation resulting from such merger or consolidation or reorganization (“Surviving Corporation”) over which any Person has Beneficial Ownership in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

(iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(B) A complete liquidation or dissolution of the Company; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

(4) Any other event that the Committee shall determine constitutes an effective Change in Control of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (“Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g) “Committee” shall mean the Committee provided for in Section 7.1.

(h) “Company” shall mean Ventas, Inc., a Delaware corporation.

(i) “Director” shall mean a member of the Board who is not an employee of the Company or any Subsidiary.

(j) “Disability” shall mean the total disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, or, if none, a physical or mental infirmity which the Committee determines impairs the Participant’s ability to perform substantially his or her duties for a period of 180 consecutive days.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange or any national or regional stock exchange on which the Shares are traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the New York Stock Exchange or a national or regional stock exchange, the fair market value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

(m) “Option” shall mean an option granted to an Optionee pursuant to the Plan.

(n) “Option Agreement” shall mean a written agreement between the Company and an Optionee evidencing the granting of an Option and containing terms and conditions concerning the exercise of the Option.

(o) “Optionee” shall mean a Director who has been granted an Option or the personal representative, heir or legatee of an Optionee who has the right to exercise the Option upon the death of the Optionee.

(p) “Other Stock-Based Award” shall mean any right granted under Article 6.

(q) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14 (d) thereof, including a “group” as defined in Section 13(d).

(r) “Plan” shall mean this Ventas, Inc. 2004 Stock Plan for Directors, as the same may be amended from time to time.

(s) “Restricted Period” shall mean the period set forth in Section 5.1 or determined by the Committee during which the transfer of Shares is limited in some way or Shares are otherwise restricted or subject to forfeiture as provided in Article 5.

(t) “Restricted Stock” shall mean Shares granted pursuant to Article 5 as to which the restrictions have not expired.

(u) “Restricted Stock Agreement” shall mean an agreement evidencing a Restricted Stock award, as described in Section 5.3.

(v) “Shares” shall mean the shares of the Company’s common stock, par value $.25 per share.

(w) “Subsidiary” shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities or equity interest is owned directly or indirectly by such company.

2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

The stock to be offered under the Plan shall be Shares, which Shares may be unissued Shares or treasury Shares. Subject to the adjustments provided for in Article 8, the aggregate number of Shares to be delivered upon exercise of all Awards and the payment of benefits in connection with Awards granted under the Plan shall not exceed 400,000 Shares. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full or shall be forfeited, the Shares (including Restricted Stock) associated with such Awards shall again become available for Awards under the Plan.

ARTICLE 4. TERMS AND CONDITIONS OF OPTIONS

4.1 Non-Discretionary Grants. On January 1 of each year during the term of the Plan, each Director (i) who is elected a director at the preceding annual meeting of shareholders or who has been appointed a director by the Board during the preceding year and (ii) who is acting as a director on January 1, shall receive a grant of an Option for 5,000 Shares. Such Options shall have the following terms and conditions:

(a) The exercise price of the Option shall be equal to 100% of the Fair Market Value of the Shares on the date the Option is granted.

(b) The term of the Option shall be ten years from the date of grant unless sooner terminated as provided herein.

(c) The Option shall be exercisable in two equal annual installments, with the first installment becoming exercisable on the date of grant of the Option and the second installment becoming exercisable on the first anniversary of the date of grant of the Option. Notwithstanding the provisions of this Section 4.1, upon a Change in Control or the retirement of the director, the Optionee shall have the right to exercise the Option in full as to all Shares subject to the Option.

4.2 Termination of Option.

(a) If the Optionee ceases to be a director of the Company for any reason other than death, Disability, retirement or removal for Cause, the Option shall terminate three months after the Optionee ceases to be a director of the Company (unless the Optionee dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such period after the Optionee ceases to be a director of the Company only with respect to the number of Shares which the Optionee was entitled to purchase on the day preceding the day on which the Optionee ceased to be a director.

(b) If the Optionee ceases to be a director of the Company because of removal for Cause, the Option shall terminate on the date of the Optionee’s removal.

(c) In the event of the Optionee’s death, Disability or retirement while a director of the Company, or the Optionee’s death within three months after the Optionee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate upon the earlier to occur of (A) 12 months after the date of the Optionee’s death, Disability or retirement, or (B) the Option’s expiration date. The Option shall be exercisable during such period after the Optionee’s death or Disability with respect to the number of Shares as to which the Option shall have been exercisable on the date preceding the Optionee’s death or Disability, as the case may be. In the event of the retirement of the director, the Option shall be fully exercisable during such period.

4.3 Restrictions on Transferability of Option. The Option shall not be transferable by the Optionee otherwise than by bequest or the laws of descent and distribution, and shall be exercisable during the Optionee’s lifetime only by the Optionee; provided, however, that the Optionee may, subject to any restrictions under Section 16(b) of the Exchange Act, transfer the Options to (i) the Optionee’s spouse or lineal descendants (“Immediate Family Members”), (ii) trusts for the exclusive benefit of such Optionee and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which such Optionee and/or his Immediate Family Members are the only partners or members, as applicable; provided that (a) there may be no consideration for any such transfer

(other than interests in such partnership or limited liability company) and (b) subsequent transfers of any transferred Option shall be prohibited other than by bequest or the laws of descent and distribution. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan (excluding Section 4.2) the term “Optionee” shall be deemed to refer to the transferee. Notwithstanding the above, the provisions of Section 4.2 concerning the termination of an Option shall continue to be applied with respect to the original Optionee. Any transferred Option shall be exercisable by the transferee only to the extent, and for the periods, specified in the Option Agreement.

4.4 Payment of Exercise Price. The exercise price shall be paid in cash at the time of exercise or by means of a “cashless exercise” through a third party, except that in lieu of all or part of the cash or third-party “cashless exercise”, the Optionee may tender to the Company Shares already owned by the Optionee having a Fair Market Value equal to the exercise price, less any cash paid. Any Company Shares tendered to the Company pursuant to this provision must have been held by the Optionee for at least six months prior to exercise. The Fair Market Value of such tendered Shares shall be determined as of the close of the business day immediately preceding the day on which the Option is exercised.

4.5 Discretionary Grants. Subject to the terms and provisions of the Plan, the Committee may grant Options in addition to the Options specified in Section 4.1 at any time and from time to time. The Committee shall determine the terms and conditions of Options granted pursuant to this Section 4.5 but in no event shall the exercise price of such Options be less than 100% of the Fair Market Value of Shares on the date the Option is granted.

4.6 Option Agreement. Each Option shall be evidenced by an Option Agreement which shall set forth the number of Shares for which the Option was granted, the provisions set forth in this Article 4 relating to the Option and such other terms and conditions consistent with the Plan.

ARTICLE 5. TERMS AND CONDITIONS OF RESTRICTED STOCK

5.1 Non-Discretionary Grants. Upon stockholder approval of the Plan and on January 1 of each succeeding year during the term of the Plan, each Director (i) who is elected a director at the preceding annual meeting of shareholders or who has been appointed a director by the Board during the preceding year and (ii) who is acting as a director on the date of such stockholder approval or on January 1 in any succeeding year during the term of the Plan, respectively, shall receive a grant of 1,750 shares of Restricted Stock. On the initial election by the shareholders of a Director to the Board who is not and has not been a member of the Board, or if earlier, on the initial appointment by the Board of a Director, such Director shall receive a grant of 2,000 shares of Restricted Stock. The restrictions on the transfer of shares of Restricted Stock granted pursuant to this Section 5.1 shall lapse with respect to one-half of the shares of Restricted Stock granted on the first anniversary of the date of such grant provided the recipient of the grant is a director of the Board at such time and with respect to the remaining one-half of the shares of Restricted Stock granted on the second anniversary of the date of such grant provided the recipient of the grant is a director of the Board at such time. Notwithstanding the provisions of this Section 5.1, upon a Change in Control or the retirement of the Director, all restrictions pertaining to the then outstanding shares of Restricted Stock held by Directors shall lapse and such Shares shall thereafter be immediately free from any and all restrictions under the Plan.

5.2 Discretionary Grants. Subject to the terms and provisions of the Plan, the Committee may grant shares of Restricted Stock in addition to the Restricted Stock specified in Section 5.1 at any time and from time to time. The Committee shall determine the terms and conditions of Restricted Stock granted pursuant to this Section 5.2.

5.3 Restricted Stock Agreement. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement which shall specify the Restriction Period, the number of shares of Restricted Stock granted and such other provisions as the Committee may determine or which are required by the Plan.

5.4 Non-Transferability of Restricted Stock. Except as provided in this Article 5, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period as specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions determined at the time of grant specified in the Restricted Stock Agreement.

5.5 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock as it may deem advisable, including, without limitation, legends on certificates representing shares of Restricted Stock and restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Director) in custody by the Company until any or all restrictions thereon shall have lapsed.

5.6 Reacquisition of Restricted Stock. Any forfeited shares of Restricted Stock held by a Director or former Director which are to be reacquired by the Company shall be immediately returned to the Company by the Director or former Director, and the Director or former Director shall only receive the amount, if any, paid by the Director or former Director for such Restricted Stock.

5.7 Voting Rights; Dividends and Other Distributions. Unless determined otherwise by the Committee, during the Restriction Period, directors of the Board holding shares of Restricted Stock may exercise full voting rights, and shall be entitled to receive all dividends and other distributions paid, with respect to such Restricted Stock. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

5.8 Termination of Directorship. If the recipient of Restricted Stock ceases to be a director of the Board for any reason other than retirement or Change in Control prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Director, such Shares shall thereupon be immediately forfeited by and returned to the Company, and the former Director shall only receive the amount, if any, paid by the former Director for such Restricted Stock.

ARTICLE 6. OTHER STOCK-BASED AWARDS

The Board may grant to Directors such other Awards (including, without limitation, restricted stock units, stock awards, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan.

ARTICLE 7. ADMINISTRATION

7.1 The Committee. Portions of the Plan are designed to operate automatically and not require any significant administration. To the extent administration is required, the Plan shall be administered by a Committee appointed by the Board which shall include two or more directors of the Company or the entire Board. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of the majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. All decisions, determinations and selections made by the Committee pursuant to the provisions of the Plan shall be final. To the extent permitted by law, the Committee may delegate its authority hereunder.

7.2 Section 16 Compliance. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder to the extent deemed appropriate by the Committee. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void to the extent deemed appropriate by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act to the extent deemed appropriate by the Committee.

ARTICLE 8. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION

Notwithstanding the limitations set forth in Article 3, in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Company affecting the Shares, the Committee shall make an appropriate and equitable adjustment in the maximum number of Shares available under the Plan or to any one individual and in the number, kind and exercise price of Shares subject to Awards granted under the Plan to prevent dilution or enlargement of the rights of Directors under the Plan and outstanding Awards.

ARTICLE 9. AMENDMENTS AND DISCONTINUANCE

9.1 In General. Except as provided in Section 9.2, the Board may discontinue, amend, modify or terminate the Plan at any time.

9.2 Exchange Compliance. To the extent required to meet the requirements of any national securities exchange or system on which the Shares are then listed or reported or a regulatory body having jurisdiction with respect thereto, without the approval of the stockholders of the Company, no amendment or modification may make a material revision to the Plan.

9.3 No Effect on Outstanding Awards. Any Award which is outstanding under the Plan at the time of the Plan’s amendment or termination shall remain in effect in accordance with its terms and conditions and those of the Plan as in effect when the Award was granted.

ARTICLE 10. MERGER, CONSOLIDATION, ETC.

10.1 Conversion on Certain Mergers. In the event the Company merges or consolidates with another corporation, or all or substantially all of the Company’s capital stock or assets are acquired by another corporation, and the surviving or acquiring corporation issues shares of its stock to the Company’s stockholders in connection with the merger, consolidation or acquisition, the surviving or acquiring corporation shall adopt the Plan. Following such adoption, the Optionee shall, at no additional cost (other than the exercise price), be entitled to receive upon the exercise of an Option, in lieu of the number of Shares to which such Option is then exercisable, the number and class of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the merger, consolidation or acquisition if immediately prior thereto the Optionee had been the holder of record of a number of Shares equal to the number of Shares as to which the Option shall then be exercisable.

10.2 No Conversion on Other Mergers. In the event that the Company merges or consolidates with another corporation, or all or substantially all of the Company’s capital stock or assets are acquired by another corporation, and the surviving or acquiring corporation does not issue shares of its stock to the Company’s stockholders in connection with the merger, consolidation or acquisition, then, notwithstanding any other provision of the Plan to the contrary, no Option may be exercised after the effective date of the merger, consolidation or acquisition.

ARTICLE 11. EFFECTIVE DATE AND TERMINATION OF THE PLAN

11.1 Effective Date. The amendment and restatement of the Plan shall become effective January 1, 2004. All Awards granted hereunder which could not have been granted under the Plan prior to its amendment and restatement shall be null and void unless within 12 months from the date of the adoption of the amendment and restatement of the Plan by the Board it shall have been approved by the holders of a majority of the outstanding Shares present or represented and entitled to vote on the Plan at a stockholders’ meeting.

11.2 Termination Date. The Plan shall terminate on the earliest to occur of (i) the date when all of the Shares available under the Plan shall have been acquired through the exercise of Options granted under the Plan; (ii) 10 years after the date of adoption of the 1997 Stock Option Plan for Non-Employee Directors by the Board; or (iii) such earlier date as the Board may determine.

ARTICLE 12. NO RIGHT TO REELECTION

Neither the Plan, nor any action taken under the Plan, shall be construed as conferring upon a Director any right to continue as a director of the Company, to be renominated by the Board or reelected by the stockholders of the Company.

ARTICLE 13. INDEMNIFICATION

No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 14. GOVERNING LAW

The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Delaware without regard to its conflict of laws rules.

VENTAS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS ON

MAY 21, 2004

The undersigned hereby appoints Debra A. Cafaro and Richard A. Schweinhart and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Ventas, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on Friday, May 21, 2004 at the Ritz-Carlton Chicago, 160 East Pearson Street at Water Tower Place, Chicago, Illinois, and at any adjournment thereof, upon the matters described in the accompanying notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

Dated:                                                                                 ,2004

Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

This Proxy will be voted as directed, but if no direction is indicated for a given Proposal, the Proxy will be voted FOR that Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3	Please mark your votes as ☒ indicated in this example

1.	ELECTION OF DIRECTORS: to elect six (6) directors to terms expiring at the 2005 Annual Meeting of Stockholders:

Jay M. Gellert	Douglas Crocker II	Debra A. Cafaro

Ronald G. Geary	Sheli Z. Rosenberg	Thomas C. Theobald

☐ For all nominees listed (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote on all nominees listed

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.) IF THIS PROXY IS EXECUTED BY THE UNDERSIGNED IN SUCH A MANNER SO AS TO NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

2.	DIRECTORS’ PROPOSAL: to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2004:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	DIRECTORS’ PROPOSAL: to adopt the Company’s 2004 Stock Plan for Directors which amends and restates the Company’s 2000 Stock Option Plan for Directors:

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE INDICATE WHETHER YOU WILL ATTEND THE ANNUAL MEETING:

☐ I expect to attend the Annual Meeting.	☐ I do not expect to attend the Annual Meeting.